                                  UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a - 12

                           FAR EAST ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

     --------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

[LOGO] FAR EAST ENERGY CORPORATION

              -- PARTNERS IN CLEAN ENERGY

                           FAR EAST ENERGY CORPORATION
                   400 N. SAM HOUSTON PARKWAY EAST, SUITE 205
                              HOUSTON, TEXAS 77060

                                                                    May 12, 2005
                                                                  Houston, Texas

To the Stockholders of Far East Energy Corporation:

      You are cordially invited to attend the annual meeting of stockholders of Far East Energy Corporation, which will be held on Friday, May 27, 2005 at 10:00 a.m. (local time), at the Company's offices at 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060, and at any adjournment or postponement thereof. On the following pages you will find the notice of annual meeting and the proxy statement with detailed information about the business to be considered at the meeting. The proxy statement and proxy card are first being distributed to stockholders on or about May 16, 2005.

      All holders of the Company's shares of common stock, par value $0.001 per share, at the close of business on March 31, 2005 will be entitled to vote at the annual meeting of stockholders. To assure that you are represented at the annual meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement. YOUR VOTE IS VERY IMPORTANT. Please complete, date, sign and return the enclosed proxy card promptly.

                                          Sincerely,

                                          /s/ Michael R. McElwrath
                                          Michael R. McElwrath
                                          President and Chief Executive Officer

                           FAR EAST ENERGY CORPORATION
                   400 N. SAM HOUSTON PARKWAY EAST, SUITE 205
                              HOUSTON, TEXAS 77060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD FRIDAY, MAY 27, 2005

      The Annual Meeting of Stockholders of Far East Energy Corporation (the "Company") will be held at the Company's offices at 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060, on Friday, May 27, 2005, at 10:00 a.m., local time, to consider the following matters:

      1.    The election of six Directors for the ensuing year;

      2. The approval of a Restructuring Plan pursuant to which the Company would transfer all or substantially all of its assets relating to its China operations to a new wholly-owned subsidiary of the Company;

      3.    The approval of the Company's 2005 Stock Incentive Plan; and

      4. To transact such other business as may be properly brought before the meeting or any adjournment thereof. No other matters are expected to be voted on at the meeting.

      The Board of Directors has fixed the close of business on March 31, 2005, as the record date for determining stockholders of record entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Bruce N. Huff
                                          Bruce N. Huff
Houston, Texas                            Chief Financial Officer,
May 12, 2005                              Secretary and Treasurer

                             YOUR VOTE IS IMPORTANT!
                 PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

                                TABLE OF CONTENTS

GENERAL INFORMATION.......................................................     1

CORPORATE GOVERNANCE......................................................     4

PROPOSAL NO. 1 - ELECTION OF DIRECTORS....................................     9

REPORT OF THE AUDIT COMMITTEE.............................................    10

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION.............    11

EXECUTIVE COMPENSATION....................................................    14

REPORT OF THE COMPENSATION COMMITTEE......................................    16

COMPANY PERFORMANCE.......................................................    19

CERTAIN TRANSACTIONS......................................................    20

SECURITY OWNERSHIP........................................................    24

PROPOSAL NO. 2 - APPROVAL OF RESTRUCTURING PLAN...........................    26

PROPOSAL NO. 3 - APPROVAL OF 2005 STOCK INCENTIVE PLAN....................    34

OTHER BUSINESS............................................................    41

Exhibit A - CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS......   A-1

Exhibit B - AGREEMENT AND PLAN OF RESTRUCTURING...........................   B-1

Exhibit C - FAR EAST ENERGY CORPORATION 2005 STOCK INCENTIVE PLAN.........   C-1

                           FAR EAST ENERGY CORPORATION
                   400 N. SAM HOUSTON PARKWAY EAST, SUITE 205
                              HOUSTON, TEXAS 77060

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                               GENERAL INFORMATION

      The Board of Directors of Far East Energy Corporation (the "Company") solicits stockholders' proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on Friday, May 27, 2005, at 10:00 a.m., local time, at the Company's offices at 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060, and at any adjournments thereof (the "Meeting"). This Proxy Statement, the accompanying proxy card and the Company's 2004 Annual Report to Stockholders are being mailed, beginning on or about May 16, 2005, to all stockholders entitled to receive notice of, and to vote at, the Meeting.

      The principal executive offices of the Company are located at 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060. Any writing required to be sent to the Company should be mailed to this address.

STOCKHOLDERS ENTITLED TO VOTE

      The Board of Directors has fixed March 31, 2005 as the record date for determining stockholders who are entitled to vote at the Meeting (the "Record Date"). At the close of business on the Record Date, the Company had issued and outstanding 77,444,910 shares of common stock, par value $0.001 (the "Common Stock"), held of record by approximately 169 stockholders. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting.

VOTING OF PROXIES

      Because many of the Company's stockholders are unable to attend the Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Meeting. Each stockholder is urged to:

      (1)   read carefully the material in this Proxy Statement;

      (2) specify his or her voting instructions on each item by marking the appropriate boxes on the accompanying proxy card; and

      (3) sign, date and return the proxy card in the enclosed, postage prepaid envelope.

      The accompanying proxy card provides a space, with respect to the election of Directors, for a stockholder to withhold voting for any or all nominees for the Board of Directors, but does not permit a stockholder to vote for any nominee not named on the proxy card. The card also allows a stockholder to abstain from voting on any other item if the stockholder chooses to do so.

      When the accompanying proxy card is properly executed and returned with voting instructions with respect to any of the items to be voted upon, the shares represented by the proxy will be voted in accordance with the stockholder's directions by the persons named on the proxy card as proxies of the stockholder. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted:
(1) FOR the election of the six nominees for the Board of Directors named on the

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accompanying proxy card; (2) FOR the approval of the Restructuring Plan; (3) FOR the approval of the Company's 2005 Stock Incentive Plan; and (4) with respect to any other business that may be properly brought before the Meeting, by the proxy holders as the Board of Directors recommends.

      Unless otherwise indicated by the stockholder, returned proxy cards also confer upon the persons named on the card, as proxies for the stockholder, discretionary authority to vote all shares of stock represented by the proxy card on any item of business that is properly presented for action at the Meeting, even if not described in this Proxy Statement. If any of the nominees for Director named below should be unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, does not expect that any other matters will be voted on at the Meeting or has any reason to believe that any of the nominees for Director will be unavailable for election.

REVOCATION OF PROXIES

      If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card bearing a later date to the Secretary of the Company or by communicating his or her revocation in writing to the Secretary of the Company. New proxies or revocations should be submitted to the Secretary of the Company at 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas, 77060. A stockholder may not vote in person at the Meeting regarding matters for which the stockholder has executed a proxy and has not revoked it.

QUORUM AND VOTES REQUIRED TO APPROVE THE PROPOSALS

      A "quorum" is necessary to hold the Meeting. The presence in person or by executed proxy of the holders of at least a majority of the aggregate voting power represented by the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for transacting business at the Meeting. If a quorum is not represented in person or by proxy, at the Meeting, the stockholders representing a majority of the voting power of the Company's capital stock entitled to vote at the Meeting who are present, in person or by proxy, or the chairman of the Meeting, including any adjourned meeting, whether or not a quorum is present, may adjourn the Meeting from time to time until a quorum shall be represented. At any adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted as originally called.

      Any shares that are withheld or abstain from voting will be counted for the purpose of obtaining a quorum. Abstentions and shares held in "street name" by brokers or nominees for a beneficial owner who do not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner ("broker non-votes") are counted as present and entitled to vote for purposes of determining a quorum.

      Directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required to approve the Restructuring Plan. The proposal to approve the Company's 2005 Stock Incentive Plan will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

      The total number of votes cast "for" a proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve such proposal. Abstentions from voting on a proposal, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the Restructuring Plan and will not be counted in determining the total number of votes cast and will have no effect on the outcome of the other proposals.

      Pursuant to a settlement agreement with a former director of the Company, Thomas Cavanagh and Donald A. Juckett hold a proxy representing 7,230,000 shares, or 9.3%, of the Company's Common Stock entitled to vote at the Meeting. The proxy is irrevocable and gives Thomas Cavanagh and Donald A. Juckett the authority to vote the shares of Common Stock entitled to vote at the Meeting. At the discretion of Thomas Cavanagh and Donald A. Juckett, the proxy may be used to establish a quorum at the Meeting. Any determination to use the proxy at the Meeting must be made by both Thomas Cavanagh and Donald A. Juckett. The proxy expires on December 31, 2006. For further discussion of the terms of this settlement agreement and the proxy, see "Certain Transactions -- Agreement with Former Director."

      Any stockholder of record entitled to vote at the Meeting may attend the Meeting and vote in person. However, a stockholder may not vote at the Meeting on those matters for which the stockholder has executed a proxy and has not revoked it. Furthermore, if a stockholder's shares are held of record by a broker, bank or other nominee, that person is considered the beneficial owner of shares held in street name. Since a beneficial owner is not the stockholder of record, that person may not vote these shares in person at the Meeting unless he or she obtains a "legal proxy" from the broker, bank or other nominee that holds his or her shares, giving that person the right to vote the shares at the Meeting. Brokers, banks or nominees have enclosed or provided voting instructions for beneficial owner's to use in directing the broker, bank or nominee how to vote his or her shares. If a stockholder does not intend to vote his or her shares by proxy, he or she may attend the Meeting and vote in person by following the procedures described below.

ATTENDING THE MEETING

      A person is entitled to attend the Meeting only if that person was a stockholder as of the close of business on March 31, 2005 or that person holds a valid proxy for the Meeting. Any person attending the Meeting should be prepared to present photo identification for admittance. In addition, the names of stockholders of record will be verified against the list of stockholders of record on the Record Date prior to being admitted to the Meeting. Anyone who is not a stockholder of record but hold shares through a broker or nominee (i.e., in street name) should provide proof of beneficial ownership on the Record Date, such as his or her most recent account statement prior to March 31, 2005, a copy of the voting instruction card provided by his or her broker or nominee, or other similar evidence of ownership together with a letter from the broker or nominee appointing such stockholder as their proxy. Anyone who does not provide photo identification or comply with the other procedures outlined above upon request will not be admitted to the Meeting.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      The Company currently expects that the 2006 Annual Meeting of Stockholders will be held on Tuesday, May 23, 2006. The Company's Amended and Restated
Bylaws state that a stockholder must give the Secretary of the Company written notice, at the Company's principal executive offices, of its intent to present a proposal at the Company's 2006 Annual Meeting of Stockholders by February 26, 2006, but not before January 27, 2006. However, in the event that the 2006 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from May 27, 2006, the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the latter of (1) the 90th day prior to such annual meeting, or (2) the 10th day following the day the notice of such annual meeting was first given. Additionally, in order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be considered by the Company for inclusion in the Company's proxy materials for the 2006 Annual Meeting of Stockholders, they must be received by the Secretary of the Company at the Company's executive offices no later than the close of business on January 16, 2006.

COST OF PROXY SOLICITATION

      The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally or by written communication, telephone, facsimile or other means. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse these parties for their reasonable and

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

customary charges or expenses in this connection. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee of approximately $4,000, plus reasonable costs and expenses.

                              CORPORATE GOVERNANCE

ROLE OF THE BOARD OF DIRECTORS

      The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers and by reviewing analyses and reports sent to them, as well as by participating in Board and committee meetings.

BOARD INDEPENDENCE

      The Board of Directors has determined that each of the current directors standing for election, except for Michael R. McElwrath and Tim Whyte, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of The Nasdaq Stock Market's ("Nasdaq") listing standards.

COMMITTEES OF THE BOARD OF DIRECTORS

      To assist in carrying out its duties, the Board of Directors established three committees. The three committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

      The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and assists the Board of Directors and management of the Company in ensuring that the Company consistently acts with integrity and accuracy in financial reporting. The Audit Committee's responsibilities include:

      - selecting and reviewing the Company's independent registered public accounting firm and their services;

      - reviewing and discussing with appropriate members of the Company's management, the audited financial statements, related accounting and auditing principles, practices and disclosures;

      - reviewing and discussing the Company's quarterly financial statements prior to the filing of those quarterly financial statements;

      - establishing procedures for the receipt of, and response to, any complaints received regarding accounting, internal accounting controls, or auditing matters, including anonymous submissions by employees;

      - reviewing the accounting principles and auditing practices and procedures to be used for the Company's financial statements and reviewing the results of those audits; and

      - monitoring the adequacy of the Company's operating and internal controls as reported by management and the independent registered public accounting firm.

      Randall D. Keys is the chairman of the Audit Committee, and the other members of the Audit Committee are John C. Mihm and Thomas E. Williams. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq listing standards and satisfies the Nasdaq listing standards financial literacy requirements. The Board of Directors has determined that Randall D. Keys is an Audit Committee Financial Expert as that term is defined under Item 401(h) of Regulation S-K. Additionally, the Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement.

COMPENSATION COMMITTEE

      The Compensation Committee's responsibilities include:

      - establishing and reviewing the overall corporate policies, goals and objectives for the compensation of the Company's chief executive officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return, compensation at comparable companies, past years compensation to our executives, and other relevant factors;

      - evaluating the performance of the Company's chief executive officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determining the compensation of the chief executive officer and other executives officers, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, in light of the corporate goals and the performance evaluation; and

      - making recommendations to the Company's Board of Directors regarding the salaries, benefits and other compensation of the Company's non-employee directors, committee chairpersons, and committee members.

      John C. Mihm is the chairman of the Compensation Committee, and the other members are Thomas Cavanagh and Thomas E. Williams. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Nasdaq listing standards. Mr. Cavanagh has informed the Company that he does not wish to stand as a nominee for election as a Director at the Meeting in order to permit him additional time to pursue his business endeavors.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

      The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by (1) identifying individuals qualified to serve on the Company's Board of Directors and recommending to the Board of Directors the nominees for election by stockholders at each annual meeting, (2) recommending to the Board of Directors, director nominees for each committee of the Board of Directors, (3) developing, recommending to the Board of Directors, and assessing corporate governance policies for the Company, and (4) overseeing an annual review of the Board of Directors' performance. The Nominating and Corporate Governance Committee's responsibilities include:

      - assessing, developing and communicating with the Board of Directors concerning the appropriate criteria for nominating and appointing directors;

      - actively seeking individuals qualified to become members of the Board of Directors for recommendation to the Board of Directors;

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

      - if and when requested by the Board of Directors, identifying and recommending to the Board of Directors the appointees to be selected by the Board of Directors for service on the committees of the Board of Directors and for service as the Company's technical advisors;

      - having sole authority to retain and terminate any search firm used to identify director candidates and having sole authority to approve the search firm's fees and other retention terms;

      - developing, assessing and recommending corporate governance policies, including the Company's Code of Business Conduct, to the Board of Directors;

      - reviewing, on behalf of the Board of Directors, the charter of each committee of the Board of Directors and making recommendations to the relevant committees with respect to these charters and to the Board of Directors in connection with the Board of Directors' action relating to these charters; and

      - overseeing an annual review of the performance of the Board of Directors.

      Donald A. Juckett is the chairman of the Nominating and Corporate Governance Committee, and the other members are Thomas Cavanagh and Randall D. Keys. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Nasdaq listing standards. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, and a current copy of the charter is available on the Company's website at www.fareastenergy.com under the "Investor Relations" caption. Mr. Cavanagh has informed the Company that he does not wish to stand as a nominee for election as a Director at the Meeting in order to permit him additional time to pursue his business endeavors.

CONSIDERATION OF DIRECTOR NOMINEES

DIRECTOR QUALIFICATIONS

      The Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account:

      - Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience (including with respect to age, gender, industry knowledge and experience, including experience in China, and financial expertise) that, at the then applicable stage in the life of the Company, will result in the Board of Directors having the necessary tools to perform its oversight function effectively.

      - Personal individual characteristics, including strength of character, inquiring mind, mature judgment, independence of thought, ability to work collegially and effectively with others, high moral standards, loyalty to the Company and its business plan, concern for the Company's success and welfare, personal integrity, and high performance standards.

      - The Nominating and Corporate Governance Committee also reviews other individual characteristics, including, ability to read and understand basic financial statements, business experience with high levels of responsibility, high accomplishments as a leader in his or her field or in the companies he or she has been associated with, superior credentials and recognition, commitment to enhancing stockholder value, experience at the strategy/policy setting level, experience dealing with complex problems or crisis response, the time available

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

            to contribute special competencies to Board activities, service on the boards of public and private companies, oil and gas industry experience or the time available to enhance knowledge of the oil and gas industry, and freedom from conflicts of interest.

      Candidates who do not meet all of these requirements may still be considered, as the Nominating and Corporate Governance Committee will seek candidates who present the best combination of these characteristics.

IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

      When identifying and evaluating incumbent directors whose terms are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. The Nominating and Corporate Governance Committee then evaluates that information in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of the stockholders.

      When identifying new director candidates, the Nominating and Corporate Governance Committee uses its network of contacts or a professional search firm to compile a list of candidates. To date, the Nominating and Corporate Governance Committee has not used a professional search firm to compile a list of candidates. The Nominating and Corporate Governance Committee next submits and requires the candidate to complete a questionnaire and determines whether the nominee is independent as such term is defined under the Nasdaq listing standards, which determination is based upon applicable securities laws, the rules and regulations of the Securities and Exchange Commission and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may also organize interviews and meetings to evaluate the candidate and collegiality. Finally, the Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications, chooses a candidate by majority vote and then proposes the candidate to the entire Board of Directors.

      The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder has a suggestion for candidates for election to the Board of Directors at the 2006 Annual Meeting of Stockholders, the Company's Amended and Restated Bylaws provide that the recommendation must be submitted in writing to the Secretary of the Company at 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060, no earlier than the close of business on January 27, 2006 nor later than the close of business on February 26, 2006. However, in the event that the 2006 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from May 27, 2006, the recommendation must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the latter of (1) the 90th day prior to such annual meeting, or (2) the 10th day following the day the notice of such annual meeting was first given. Submissions must include each of the following:

      - The name and record address of the stockholder who intends to make such nomination;

      - The class and number of shares which are beneficially owned by the stockholder;

      - The name in which such shares are registered on the stock transfer books of the Company and if such stockholder is not the holder of record at the time of the submission, a representation that such stockholder has a valid proxy granted by the record holder at the time of such submission which is in full force and effect and which authorizes the stockholder to make and vote on such submission together with an attached complete copy of such proxy;

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

      - A representation whether the stockholder or the beneficial owner, if any, intends or is part of a "group" (as such term is used in Section 13(d)(3) of the Exchange Act) which intends to (1) deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's outstanding Common Stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination;

      - The name, age, business and residential address of each individual to be nominated;

      - The principal occupation or employment of each individual to be nominated;

      - The class and number of shares which are beneficially owned by each individual to be nominated;

      - All other information relating to each individual to be nominated that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act;

      - The signed consent of any such nominee to serve as a Director, if so elected;

      - A representation that the stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to nominate each individual; and

      - A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder.

      The Company may require the stockholder making such nomination or the proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.

MEETINGS

      During the Company's year ended December 31, 2004, there were twelve meetings of the Board of Directors, three meetings of the Audit Committee, two meetings of the Compensation Committee and one meeting of the Nominating and Corporate Governance Committee. During 2004, except for Jawaharlal Gondi, each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Board of Directors' committees on which the Director served. While the Company does not have a formal policy regarding Director attendance at annual meetings of stockholders, the Company encourages each Director to attend each annual meeting of stockholders. In practice, the Company intends to schedule regular Board of Directors meetings on the same day as its annual meeting of stockholders, which the Company believes will facilitate Director attendance at the annual stockholders' meeting.

COMMUNICATIONS WITH THE COMPANY

      Stockholders may communicate directly with the Board of Directors, any committee of the Board of Directors, all independent Directors, or any one Director serving on the Board of Directors by sending written correspondence to the desired person or entity in care of the Company's Secretary at 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060. Communications are distributed to the Board of Directors, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.

CODE OF BUSINESS CONDUCT

      The Board of Directors has adopted a Code of Business Conduct. The full text of the Code of Business Conduct is posted on the Company's website at www.fareastenergy.com under the "Investor Relations" caption and is also available in print to any stockholder who requests a copy. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct on the Company's website within four business days following the date of such amendment or waiver.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

                               BOARD OF DIRECTORS

      The Company's Amended and Restated Bylaws provide that Board of Directors may consist of up to nine Directors. At the Meeting, six Directors are to be elected, each to hold office for one year or until his successor is duly elected and qualified. Unless otherwise specified on the proxy card, the shares represented by the enclosed proxy will be voted for the election of the six nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Board of Directors. However, in no event will proxies will be voted for a greater number of persons than six, which is the number of nominees for the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors have recommended each of the nominees for Directors.

                              NOMINEES FOR DIRECTOR

      JOHN C. MIHM, 62, has served as Chairman of the Board since January 2005. Mr. Mihm joined the Board of Directors in May 2004. Mr. Mihm serves on and is the chairman of the Board's Compensation Committee, and he also serves on the Board's Audit Committee. Mr. Mihm is the owner and President of JCM Consulting, PLLC, which provides services in the engineering, construction, and project management field. From 1964 until his retirement in February 2003, Mr. Mihm worked for Phillips Petroleum Company, now known as ConocoPhillips, Inc., in various positions, finally serving as Senior Vice President of Technology and Project Development. Mr. Mihm is a registered professional engineer. Mr. Mihm earned a B.S. degree in chemical engineering from Texas Tech University.

      MICHAEL R. McELWRATH, 53, has served as our President and Chief Executive Officer since October 2003. He became a Director in October 2003 and served as Chairman of the Board from October 2003 until January 2005. Mr. McElwrath also served as Secretary and Treasurer from October 2003 until March 2005. He was employed as Vice President of Hudson Highland (formerly known as TMP Worldwide) from 1999 until joining the Company in October 2003. He also served as Acting Assistant Secretary of Energy in the first Bush Administration, as Director of the National Institute for Petroleum and Energy Research, as Director of British Petroleum's outsourced exploration and production lab for the Americas and as Deputy Assistant Secretary for policy for the U.S. Department of Interior in the last year of the Reagan Administration. Mr. McElwrath holds a J.D. from the University of Texas School of Law, as well as a B.A. from the Plan II Honors Program at the University of Texas. He is also a member of the Society of Petroleum Engineers, the Independent Petroleum Association of America, and the Texas Independent Producers and Royalty Owners Association.

      DONALD A. JUCKETT, 60, has served as a Director since May 2004. Dr. Juckett also serves on and is chairman of the Board's Nominating and Corporate Governance Committee. Since October 2003, Dr. Juckett has been self-employed as an industry information consultant. He served at the U.S. Department of Energy from 1988 until his retirement in 2003. At his retirement, Dr. Juckett was Director of the Office of Natural Gas and Petroleum Import and Export Activities for Fossil Energy. During his tenure with the Department of Energy, he also served as Director for Natural Gas and Petroleum Technology and Acting Deputy Assistant Secretary for Natural Gas and Petroleum Technology. Dr. Juckett earned a B.S. degree in chemistry from the State University of New York-Oswego and a Ph.D. in chemistry from the State University of New York-Albany.

      RANDALL D. KEYS, 45, has served as a Director since June 2004. Mr. Keys serves on and is the chairman of the Board's Audit Committee and has been designated as the Audit Committee Financial Expert. He also serves on the Board's Nominating and Corporate Governance Committee. Mr. Keys is currently self-employed as a financial consultant and as an independent chief financial officer. From 2002 through 2004, he served as a financial consultant and Chief Financial Officer of Transmeridian Exploration, Inc., a public oil and gas company. From 1998 to 2001, he served as Chief Financial Officer of Core Laboratories N.V., a NYSE-listed global oilfield service company, and one of its predecessors. Mr. Keys earned a B.B.A. in accounting from the University of Texas and is a Certified Public Accountant.


      TIM WHYTE, 30, was appointed as a Director of the Company in January 2005. Mr. Whyte is currently an investment manager with Sofaer Capital, Inc. based in London where he has served since 2003. From December 2001 through October 2002, Mr. Whyte was a partner with Viva IP, an intellectual property consulting company. From October 1999 through November 2001, Mr. Whyte served as a Trading Manager with Enron Europe. Mr. Whyte has a B.S. degree in economics from the London School of Economics. Mr. Whyte is a nominee for Director pursuant to the terms of a stock subscription agreement by and between the Company and certain investors. For further discussion of the terms of this stock subscription agreement, see "Certain Transactions -- Agreement with Certain Stockholders" contained herein.

      THOMAS E. WILLIAMS, 52, was appointed as a Director in February 2004. Mr. Williams also serves on the Board's Audit Committee and Compensation Committee. Mr. Williams has over 24 years of experience in the energy business. Since February 2001, Mr. Williams has served as Vice President of Maurer Technology, a drilling technology subsidiary of Noble Corporation. From January 1999 to February 2001, he was Vice President of Maurer Engineering, focusing on business development for this technology services entity until Noble Corporation acquired Maurer Engineering. Mr. Williams has also held senior executive positions at the U.S. Department of Energy and Interior under the first Bush Administration. He has a B.S. degree in business from Campbellsville College.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's accounting and financial reporting processes and the integrity of the Company's financial statements on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under SAS 61 and other generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm, the auditor's independence from management and the Company, and has received from the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board.

      The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                          Audit Committee
                                          ---------------

                                          Randall D. Keys, Chairman
                                          John C. Mihm
                                          Thomas E. Williams

          INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

AUDIT FEES

      The aggregate fees billed by Payne, Falkner, Smith & Jones, P.C. for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q and Form 10-QSB for those years were $139,332 and $94,432, respectively.

AUDIT-RELATED FEES

      Payne, Falkner, Smith & Jones, P.C. did not render any audit-related professional services for the years ended December 31, 2004 and 2003.

TAX FEES

      The aggregate fees billed by Payne, Falkner, Smith & Jones, P.C. for professional services rendered for tax compliance, tax advice, or tax planning for the years ended December 31, 2004 and 2003 were $7,600 and $7,000, respectively. The fees were for the preparation of the 2004 and 2003 corporate tax returns.

ALL OTHER FEES

      Payne, Falkner, Smith & Jones, P.C. did not bill any other fees for professional products or services rendered to the Company, other than those described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees" for the years ended December 31, 2004 and 2003.

      The Audit Committee pre-approved all of the audit and non-audit fees described above for the year ended December 31, 2004.

PRE-APPROVAL POLICIES AND PROCEDURES

      In accordance with the Audit Committee Charter, the Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by the Company's independent registered public accounting firm. Under these procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to the Company's chief financial officer or his designee and the Audit Committee and must include a detailed description of the services to be rendered. The chief financial officer or his designee and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee's pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.

      Requests or applications for the independent registered public accounting firm to provide services that require case-by-case approval will be submitted to the Audit Committee (or any Audit Committee members who have been delegated pre-approval authority) by the chief financial officer or his designee. Each request or application must include:

      - a recommendation by the chief financial officer (or designee) as to whether the Audit Committee should approve the request or application; and

      - a joint statement of the chief financial officer (or designee) and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission's and the Public Company Accounting Oversight Board's requirements for independence.

      The Audit Committee will not permit the independent registered public accounting firm to provide services in connection with a transaction initially recommended by them, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee also will not permit the independent registered public accounting firm to provide any services to the extent that the Securities and Exchange Commission has prohibited the provision of those services by the independent registered public accounting firm, which generally include:

      - bookkeeping or other services related to accounting records or financial statements;

      -     financial information systems design and implementation;

      - appraisal or valuation services, fairness opinions or contribution-in-kind reports;

      -     actuarial services;

      -     internal audit outsourcing services;

      -     management functions;

      -     human resources;

      -     broker-dealer, investment adviser or investment banking services;

      -     legal services; and

      -     expert services unrelated to the audit.

      The Audit Committee delegated authority to the chairman of the Audit Committee, to:

      - pre-approve any services proposed to be provided by the independent registered public accounting firm and not already pre-approved or prohibited by the Audit Committee's Pre-Approval Policy;

      - increase any authorized fee limit for pre-approved services (but not by more than 20% of the initial amount that was pre-approved) before the Company or its subsidiaries engage the independent registered public accounting firm to perform services for any amount in excess of the fee limit; and

      - investigate further the scope, necessity or advisability of any services as to which pre-approval is sought.

      The Chairman is required to report any pre-approval or fee increase decisions to the Audit Committee at the next Audit Committee meeting. The Audit Committee does not delegate to management any of the Audit Committee's authority or responsibilities concerning the independent registered public accounting firm's services.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of compensation paid to the Company's Chief Executive Officer and the other persons serving as executive officers (the "Named Executive Officers") for the years ended December 31, 2004, 2003 and 2002, respectively.

                                                                                                      Long Term
                                                                                                    Compensation
                                                                  Annual Compensation                  Awards
                                                       -----------------------------------------    ------------
                                                                                                     Securities
                                                                                                     Underlying
                                             Fiscal                                 Other Annual    Options/SARs       All Other
      Name and Principal Position             Year      Salary         Bonus        Compensation       (#)(1)       Compensation(2)
------------------------------------------   ------    --------       -------       ------------    ------------    ---------------
Michael R. McElwrath..................        2004     $225,000       $40,000         $     --        200,000          $  11,078
   President and Chief Executive              2003       40,312        56,250               --      1,200,000              1,500
   Officer                                    2002           --            --               --        100,000(3)              --

Bruce N. Huff.........................        2004      106,667        57,000               --        900,000              4,844
   Chief Financial Officer,                   2003           --            --               --             --                 --
   Secretary and Treasurer                    2002           --            --               --             --                 --

Tun Aye Sai...........................        2004      120,000        12,000           15,840        200,000                 --
   Senior Vice President of China             2003       96,355            --           11,563             --                 --
   Operations(4)                              2002       72,000            --            8,640        300,000                 --

Garry R. Ward.........................        2004      128,333        17,500               --        600,000             11,079
   Senior Vice President,                     2003           --            --               --             --                 --
   Engineering                                2002           --            --               --             --                 --

Alex Yang.............................        2004      126,000        12,600               --             --              8,948
   Senior Vice President,                     2003      101,750            --               --        800,000                 --
   Exploration                                2002       26,250            --               --             --                 --

---------

(1)   Amounts represent options to acquire shares of Common Stock.

(2) This column includes the following items of compensation in the fiscal years indicated:

      a. Company's payment of medical insurance premiums: Michael R. McElwrath, $9,472 (2004), $1,500 (2003); Bruce N. Huff, $3,844
            (2004); Garry R. Ward, $11,079 (2004); and Alex Yang, $8,160 (2004).

      b. Company's contributions to the named individuals under its Simple IRA plan in the following amounts: Michael R. McElwrath, $1,606; Bruce N. Huff, $1,000 (2004); Garry R. Ward $0 (2004); and Alex Yang $788 (2004).

(3) Consists of options granted to Michael R. McElwrath in his capacity as a director of the Company.

(4) Effective April 15, 2005, Mr. Sai resigned as a director and as Senior Vice President of China Operations of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning individual grants of stock options made during the last completed fiscal year to each of the Named Executive Officers. The Company did not grant any stock appreciation rights during the last fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                Potential Realizable Value
                                                                                                 at Assumed Annual Rates
                                                                                               of Stock Price Appreciation
                                                 Individual Grants                                   for Option Term
                          ----------------------------------------------------------------     ----------------------------
                           Number of
                          Securities     Percent of Total
                          Underlying       Options/SARs
                          Option/SARs       Granted to          Exercise of
                            Granted        Employees in         Base Price      Expiration        5%              10%
        Name                  (#)          Fiscal Year            ($/sh)           Date           ($)             ($)
--------------------      -----------    -----------------      -----------     ----------     --------       ----------
Michael R. McElwrath      200,000(1)            10%                $2.00         12/23/14      $     --       $  212,000
Bruce N. Huff             500,000(1)            25%                 2.00         05/01/09       320,951          666,878
Bruce N. Huff             400,000(1)            20%                 2.00         12/23/14            --          424,000
Tun Aye Sai(1),(2)        200,000               10%                 2.00         07/15/05            --               --
Garry R. Ward             400,000(3)            20%                 2.00         02/01/14       744,192        1,658,868
Garry R. Ward             200,000(1)            10%                 2.00         12/23/14            --          212,000
Alex Yang                      --               --                    --               --            --               --

--------

(1) Vest 20% on the award date of the options and 20% on each succeeding anniversary of the award date.

(2) Effective April 15, 2005, Mr. Sai resigned as a director and as Senior Vice President of China Operations of the Company. Pursuant to the terms of the option agreement, Mr. Sai must exercise any options granted pursuant to the option agreement that were vested at the time of termination by July 15, 2005.

(3) Vest 25% on the award date of the options and 25% on each succeeding anniversary of the award date.

FISCAL YEAR-END OPTION VALUES

      The following table sets forth the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 2004 and the value of in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2004 for the Named Executive Officers. The Named Executive Officers did not exercise any options during the last fiscal year.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                 Number of Securities
                                                                Underlying Unexercised              Value of Unexercised
                                                                    Options/SARs at              In-the-Money Options/SARs
                            Shares                                  Fiscal Year End                  at Fiscal Year End
                          Acquired on                                   (#)(1)                             ($)(1)
                           Exercise       Value Realized    -------------------------------    ------------------------------
         Name                 (#)              ($)          Exercisable       Unexercisable    Exercisable      Unexercisable
--------------------      -----------     --------------    -----------       -------------    -----------      -------------
Michael R. McElwrath           --              $--            580,000            920,000        $ 307,800         $ 433,200
Bruce N. Huff                  --               --            180,000            720,000               --                --
Tun Aye Sai(2)                 --               --            220,000            280,000          102,600            68,400
Garry R. Ward                  --               --            140,000            460,000               --                --
Alex Yang                      --               --            320,000            480,000          182,400           273,600

-------------

(1)   Information relates to options to acquire shares of Common Stock.

(2) Effective April 15, 2005, Mr. Sai resigned as a director and as Senior Vice President of China Operations of the Company.

EMPLOYMENT AGREEMENTS

           For a discussion of the employment agreements with Messrs. McElwrath, Huff, Ward and Yang, see "Certain Transactions -- Agreements with Named Executive Officers of the Company."

EQUITY COMPENSATION PLAN INFORMATION

                                                                    NUMBER OF            WEIGHTED         NUMBER OF SECURITIES
                                                                SECURITIES TO BE         AVERAGE         REMAINING AVAILABLE FOR
                                                                   ISSUED UPON        EXERCISE PRICE      FUTURE ISSUANCE UNDER
                                                                   EXERCISE OF        OF OUTSTANDING       EQUITY COMPENSATION
                                                                   OUTSTANDING            OPTIONS,           PLANS (EXCLUDING
                                                                OPTIONS, WARRANTS      WARRANTS AND      SECURITIES REFLECTED IN
                                                                   AND RIGHTS             RIGHTS                COLUMN (a))
                         PLAN CATEGORY                                 (a)                  (b)                    (c)
-----------------------------------------------------------     -----------------     --------------     -----------------------
Equity compensation plans approved by security holders                         --                 --                          --
Equity compensation plans not approved by security holders*            10,218,000     $         1.27                          --
                                                                -----------------     --------------     -----------------------
TOTAL                                                                  10,218,000     $         1.27                          --

---------

* We have granted stock options to purchase an aggregate of 11,180,000 shares of Common Stock, which are evidenced by stock option agreements. This total excludes 962,000 options, which were forfeited by certain prior officers and directors when they resigned from their positions.

      The options reflected above were granted to officers, directors and consultants and have a term of between five and ten years and an exercise price of between $0.65 and $4.40 per share.

DIRECTORS' COMPENSATION AND STOCK OPTION GRANTS

      The Company does not pay cash compensation to non-employee Directors for their service on the Board of Directors. Employee Directors do not receive any compensation for their service on the Board of Directors. From time to time, non-employee Directors have received grants of options to purchase the Company's Common Stock in consideration of their service on the Board of Directors. In 2004, John C. Mihm, Thomas Cavanagh, Donald A. Juckett, Randall D. Keys and Thomas E. Williams each received an option grant to purchase 400,000 shares of the Company's Common Stock, which were granted upon their election as Directors. The options vest over three years, have a five-year term and have an exercise price of $2.00 per share.

      Additionally, the Company reimburses its Directors for reasonable expenses incurred to attend the meetings of the Board of Directors or the Board committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's independent directors are, and the Company expects they will continue to be, the only members of the Compensation Committee. None of the Company's directors or executive officers has a relationship with us or any other company that the Securities and Exchange Commission defines as a compensation committee interlock or insider participation that should be disclosed to stockholders.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY AND OBJECTIVES

      The philosophy of the Company's compensation program is to attract, employ, retain and reward executives capable of leading the Company to achieve its business objectives. These business objectives include financial performance, achievement and implementation of the Company's business strategy and improvement in the Company's asset base. The accomplishment of these objectives is measured against conditions characterizing the industry in which the Company operates. The Compensation Committee reviews the compensation program of the Chief Executive officer ("CEO") and other members of senior management, including the Company's executive officers. The Compensation Committee also oversees the administration of the Company's employee benefits and benefit plans. In 2004, the Compensation Committee retained an independent consultant to assist the Compensation Committee in fulfilling its responsibilities. This consultant was engaged by, and reported directly to, the Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

      The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. Performance bonuses may be awarded to executive officers based on performance criteria established by the Compensation Committee.

      On December 23, 2004, the Compensation Committee authorized an increase in the base salary of certain executive officers of the Company effective January 1, 2005. Base salary levels for the Company's executive officers are set relative to the median of the Company's peer groups and reflect a subjective assessment by the Compensation Committee of the executive's contribution in relation to the Company's financial performance and the achievement of business objectives. The Compensation Committee also takes into account the executive's scope of responsibilities and experience. The primary peer group, considered to be oil and gas exploration companies, is further considered so that the Company can compete for the best industry talent. The Compensation Committee believes that the market adjustments were appropriate to bring the chief executive officer's and chief financial officer's base salary into the median range of comparable peer group positions.

      An additional objective of the Compensation Committee has been to reward executive officers with equity compensation, in keeping with the Company's overall compensation philosophy of granting equity compensation to key personnel in an effort to further instill stockholder perspective and values in actions of employees and executive officers. Stock options historically have been used to reward and provide incentives to executive officers and to retain them through potential share value appreciation and equity accumulation. Such awards are made by the Compensation Committee based upon a subjective determination. The awards vest over a number of years and therefore provide a long-term incentive. Shares of Common Stock subject to option awards made to executive officers of the Company in 2004 vest 20% on the award date of the options and 20% on each succeeding anniversary of the award date. The options have a term ranging between five and ten years and are exercisable at $2.00 per share.

      The Compensation Committee will continue to review, on a periodic basis, the equity participation awards outstanding to the executive officers of the Company and will consider additional awards from time to time, based upon a subjective determination consistent with the philosophy stated above, the financial performance of the Company, and the Compensation Committee's assessment of each executive's ability to influence the Company's long-term growth and profitability. Because the value of equity awards should, over time, bear a direct relationship to the Company's stock price, the Compensation Committee believes equity awards represent an effective incentive to create value for stockholders.

      The Company has submitted the 2005 Stock Incentive Plan (the "Plan") to the stockholders for approval at the Meeting. The Compensation Committee will administer the Plan. If the stockholders approve the Plan, the Compensation Committee intends to grant future equity awards to executive officers under the Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The CEO's base salary and performance bonuses are established under his employment agreement with the Company. The CEO's base salary is reviewed periodically, pursuant to the terms of his employment agreement, consistent with the Company's salary administration policy for all executive officers as discussed above. The Compensation Committee considers adjustments based upon the Company's financial performance, progress in achieving specified business objectives, and by reference to the median salary paid to chief executive officers of the Company's peer groups. On December 23, 2004, the CEO's base salary was increased to $236,250 per year effective January 1, 2005. Under the CEO's employment agreement the CEO is entitled to performance bonuses of not less than $20,000 payable on or before the 13th of April and October of each year. The performance criteria for bonuses are established by the Compensation Committee. The CEO was awarded performance bonuses in the aggregate amount of $40,000 relative to 2004 performance.

      In 2004, the CEO was awarded options to purchase 200,000 shares of the Company's Common Stock. The shares of Common Stock subject to the options granted to the CEO vest 20% on the award date of the options and 20% on each succeeding anniversary of the award date, are valid for a ten-year term, and are exercisable at $2.00 per share. This award was granted consistent with the Company's equity award policy for all other executive officers as discussed above.

                                          Compensation Committee
                                          ----------------------
                                          John C. Mihm, Chairman
                                          Thomas Cavanagh
                                          Thomas E. Williams

                               COMPANY PERFORMANCE

      The following graph compares the performance of the Company with that of the S&P 500 Index and the Dow Jones U.S. Exploration & Production Index. The graph sets forth the cumulative total stockholder return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, the S&P 500 Index and the Dow Jones U.S. Exploration & Production Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG THE COMPANY, THE S&P 500 INDEX, AND
                THE DOW JONES U.S. EXPLORATION & PRODUCTION INDEX

                               [PERFORMANCE GRAPH]

                                                                 Cumulative Total Return*
                                                    ---------------------------------------------------
                                                    1/31/02       12/31/02      12/31/03       12/31/04
                                                    -------       --------      --------       --------
Far East Energy Corporation                         $100.00         168.00        131.20          48.80

S&P 500 Index                                       $100.00         108.00        141.66         200.97

Dow Jones U.S. Exploration & Production Index       $100.00          79.05        101.73         112.80

----------

* The Company's Common Stock was first listed under the symbol "EZFS" on the OTC Bulletin Board on February 15, 2001. On January 16, 2002, the Company's symbol was changed to "FEEC" to reflect the Company's name change to Far East Energy Corporation. Because no meaningful trading market for the Company's Common Stock occurred until January 31, 2002, this analysis assumes $100.00 invested on January 31, 2002 in the Company's Common Stock and each of the indices, including reinvestment of dividends.

      The Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, references to the independence of directors, and the Stock Performance Graph are not deemed to be "soliciting material" or "filed " with the Securities and Exchange Commission, are not subject to the liabilities of
Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by our company under the Exchange Act or the Securities Act of 1933, as amended (except to the extent the Company specifically incorporates any such information into a document that is filed).

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS OF THE COMPANY

AGREEMENTS WITH MICHAEL R. McELWRATH AND BRUCE N. HUFF

      On December 23, 2004, the Company entered into Amended and Restated Employment Agreements (the "Employment Agreements") with Michael R. McElwrath and Bruce N. Huff (each, an "Executive").

      The Employment Agreements provide that the Executive will receive (i) an annual base salary of not less than $236,250 in the case of Mr. McElwrath and $168,000 in the case of Mr. Huff and (ii) performance bonuses of (A) not less than $20,000 payable on or before the 13th of April and October of each year in the case of Mr. McElwrath and (B) between 15% to 25% of his base salary in the case of Mr. Huff. The performance criteria for bonuses will be established by the Compensation Committee (or the Board of Directors if the Company does not have a Compensation Committee).

      Unless extended, the Employment Agreements for Messrs. McElwrath and Huff terminate on October 13, 2008 and May 1, 2009, respectively. The Employment Agreements provide that if an Executive is terminated by the Company for Cause (as defined in the Employment Agreements), the Company shall pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and the Executive shall be entitled to exercise all options granted to him under his Employment Agreement or otherwise to the extent vested and exercisable on the date of termination.

      If an Executive's employment is terminated by the Company (other than as a result of death, Disability or Cause (as defined in his Employment Agreement)), or if the Executive terminates his employment for Good Reason (as defined in his Employment Agreement), the Executive shall be entitled to the following:

      - a lump sum payment of two times the sum of Executive's base salary and bonus paid during the immediately preceding twelve-month period;

      - continued participation in all employee benefit plans, programs or arrangements available to the Company's executive officers in which Executive was participating on the date of termination for a specified period of time following termination; and

      - the exercise of all options and restricted stock awards granted to him to the extent vested and exercisable at the date of termination of Executive's employment, provided, that if the date of termination of Executive's employment is on or before April 13, 2006 in the case of Mr. McElwrath and May 1, 2006 in the case of Mr. Huff, then all options and restricted stock granted to him and exercisable within the first anniversary of the date of termination in the case of Mr. McElwrath and within 30 months of the date of termination in the case of Mr. Huff, shall be immediately and fully vested as of the date of termination.

      Notwithstanding the foregoing, if an Executive's termination of employment by the Company (other than for death, Cause or Disability (as defined in the Employment Agreements) or by the Executive for Good Reason (as defined in the Employment Agreements) occurs within 24 months following a Change of Control (as defined in the Employment Agreements), then the Executive shall be entitled to a lump sum payment of three times the sum of Executive's base salary and bonus during the immediately preceding twelve-month period and all options and restricted stock granted to Executive will immediately vest and become exercisable as of the date of termination. The Employment Agreements also entitle each Executive to certain gross up payments for excise taxes in the event of a Change of Control.

      In connection with the Employment Agreements, the Company amended and restated its three stock option agreements with Messrs. McElwrath and Huff, in order to make the option agreements consistent with the terms of the Employment Agreements. The stock option agreements affected include:

      - A stock option award granted to Mr. McElwrath with respect to 1,200,000 options to purchase the Company's Common Stock at an exercise price of $0.65 per share;

      - A stock option award granted to Mr. McElwrath with respect to 100,000 shares of the Company's Common Stock at an exercise of $0.65 per share; and

      - A stock option award granted to Mr. Huff with respect to 500,000 shares of the Company's Common Stock at an exercise price of $2.00 per share.

      The amendments to those stock option agreements did not change the vesting and exercise price provisions of the original option agreements. The stock option agreements provide that the shares of Common Stock subject to such options vest 20% on the Award Date (as defined therein) and vest 20% on each succeeding anniversary of the Award Date.

AGREEMENT WITH GARRY R. WARD

      On February 1, 2004, the Company entered into an Employment Agreement with Garry R. Ward whereby Mr. Ward will serve as the Senior Vice President of Engineering of the Company for a term of five years unless sooner terminated. Mr. Ward will receive an annual base salary of $140,000. Subject to management's discretion, Mr. Ward will also be eligible to receive annual bonuses in an amount equal to 20 to 25% of his annual base salary at the time of payment. Pursuant to the terms of the employment agreement, Mr. Ward was also granted an option to purchase 400,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. Additionally, if after February 1, 2005, Mr. Ward is terminated by the Company for any reason other than Cause or is terminated after a Change in Control (as such terms are defined in the employment agreement), the Company will pay him a single lump-sum severance payment of $50,000, and Mr. Ward will retain all of his rights in, and ownership of, all stock options vested as of the date of termination or that would vest within 30 days following the date of termination.

AGREEMENT WITH ZHENDONG "ALEX" YANG

      On November 1, 2003, the Company entered into an Employment Agreement with Zhendong "Alex" Yang. The term of the Employment Agreement is five years unless sooner terminated. Mr. Yang will receive an annual base salary of $126,000. Pursuant to the terms of the employment agreement, Mr. Yang was also granted an option to purchase 800,000 shares of the Company's Common Stock at an exercise price of $0.65 per share.

AGREEMENT WITH FORMER DIRECTOR

      On December 31, 2004, the Company, Jawaharlal Gondi and The Arthi Trust entered into a Settlement Agreement (the "Settlement Agreement") pursuant to which Mr. Gondi resigned as a director of the Company. Pursuant to the terms of the Settlement Agreement, the Company paid Mr. Gondi a total gross amount of $165,000, minus all applicable withholding, and reimbursed Mr. Gondi certain out-of-pocket expenses. The Settlement Agreement also provides that Mr. Gondi and The Arthi Trust, for a period of two years after the date of the Settlement Agreement, without the prior written consent of the Company, will refrain from certain activities related to seeking control of the Company. Pursuant to the Settlement Agreement, Mr. Gondi and The Arthi Trust also agreed to execute and deliver to the Company one or more proxies naming certain members of the Board of Directors of the Company who are not officers of the Company, as agents and proxies, with full power of substitution and re-substitution, to vote all shares of Common Stock or other voting securities of the Company held by Mr. Gondi. The proxy expires on December 31, 2006.

AGREEMENT WITH CERTAIN STOCKHOLDERS

      On December 21, 2004, the Company entered into a Stock Subscription Agreement (the "Subscription Agreement") with certain investors located outside the United States (the "Purchasers") and Tim Whyte as representative (the "Representative"). Under the Subscription Agreement, the Purchasers subscribed for 6,406,250 units of the Company (the "Units"). The gross proceeds the Company received from the sale of the Units at the closing were $10,250,000. Each Unit is comprised of two shares of the Company's Common Stock and one warrant to purchase one share of Common Stock ("Warrant"). In connection with the Subscription Agreement, the Company also granted the Purchasers registration rights in connection with the shares of Common Stock underlying the Units and the Warrants. The Company was not obligated to file a registration statement covering the shares of Common Stock underlying the Units and the Warrants prior to April 30, 2005.

      Pursuant to the Subscription Agreement, the Company, the Purchasers and the Representative agreed to the following:

      - Subject to the approval of the Company's Nomination and Corporate Governance Committee, on or before January 20, 2005, the Company agreed to appoint Tim Whyte to the Company's Board of Directors to serve until the next meeting of the Company's stockholders called for the purpose of electing directors of the Company. The Company has also agreed to nominate the Representative or such other person designated by the Representative (the "Purchaser Designee") to the Company's Board of Directors for election by the stockholders of the Company at each meeting of the Company's stockholders called for the purpose of electing directors of the Company, provided that at the time of such appointment and nomination (a) the Purchasers, in the aggregate, beneficially own at least 10% of the outstanding shares of Common Stock, and (b) the Purchaser Designee is satisfactory to the Company's Nominating and Corporate Governance Committee. Mr. Whyte was appointed as a Director in January 2005 and has been nominated for election as Director pursuant to the terms of the Subscription Agreement. Mr. Whyte also serves as an investment manager of Sofaer Capital, Inc., one of the Purchasers.

      - For a period of 18 months from the date of the Subscription Agreement, if the Company determines to pursue an offering of debt or equity securities ("Offered Securities") in a capital raising transaction (a "Proposed Offering"), the Company is required to notify the Representative of the Proposed Offering and the Representative shall have the exclusive right, for a period of 45 days from receipt of notice of the Proposed Offering, to consummate the purchase of all or a part of the Offered Securities by one or more of the Purchasers or syndicate of investors arranged by the Representative. The Company's Board of Directors shall review and consider in good faith the proposal by the Representative and make a determination as to whether to approve such proposal, which determination shall consider whether the terms of, and all fees that may be incurred by the Company in connection with, the issuance and sale of the securities are customary for a transaction of this nature. If the Representative fails to submit, fails to close or the Company's Board of Directors fails to approve the proposal by the Representative on or before the expiration of the 45 day period, then the Company may offer and sell the securities to one or more third parties upon similar terms specified in the Company's notice of the Proposed Offering without any obligation to submit another notice to the Representative. The Company's obligations are subject to certain exceptions and limitations relating to specified private placements and other matters described in the Subscription Agreement.

      - The Company agreed to use its commercially reasonable efforts to list or include the Common Stock on a recognized stock exchange, such as Nasdaq, the Hong Kong Stock Exchange or AIM, on or before June 30, 2005, and agreed to consult with the Representative regarding an appropriate choice of an exchange.

      - For a period of 18 months from the date of the Subscription Agreement, the Company granted each Purchaser the right to purchase a pro rata share of securities sold by the Company in a capital raising transaction. This right will not arise in connection with
            (a) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, consolidation, conversion, purchase of substantially all the assets or other reorganization, (b) securities issued upon conversion of convertible notes or securities, upon exercise of warrants, options or other rights to acquire securities or as dividends, stock splits or distributions and (c) securities issued pursuant to specified private placements.

      - The Company agreed to consult with the Representative and consider in good faith, any proposal from any person with whom the Representative has a relationship and who is qualified and experienced in the construction of oil and gas drilling rigs in The People's Republic of China, relating to any joint venture, partnership, or other arrangement or undertaking providing for the manufacture, production or construction of drilling rigs for the drilling of coalbed methane gas with respect to the Company's holdings and rights in The People's Republic of China. These obligations are subject to (a) the receipt by the Company and each other person party to such agreement, arrangement or undertaking receiving all permits, concessions and licenses required or necessary to participate in the construction of such rigs, (b) the approval of such agreement, arrangement or undertaking and the contractor by all partners and venturers of the Company in the exploration and production of coalbed methane gas with respect to China, including, without limitation, ConocoPhillips and China United Coalbed Methane Company and (c) the approval of such agreement, arrangement or undertaking by the Company's Board of Directors. The Company and its subsidiaries also agreed not to enter into any venture relating to the manufacture, production or construction of any drilling rigs for the use of third parties for the drilling of coalbed methane gas in China. The Purchasers and its subsidiaries agreed not to enter into a commercial joint venture relating to the construction of any drilling rigs for the use of third parties for the drilling of coalbed methane gas in China. The Company is not, however, prohibited or restricted from negotiating, discussing or entering into a lease, rental or service arrangement or similar undertaking with any third party relating to provision and operation of any rig for the drilling of coalbed methane gas with respect to China. All rights and obligations described in this paragraph will commence upon the six month anniversary of the date of the Subscription Agreement and shall expire upon the second anniversary of the date of the Subscription Agreement.

                               SECURITY OWNERSHIP

      The following table sets forth, as of April 29, 2005, certain information with respect to the beneficial ownership of the Company's Common Stock by (a) each stockholder beneficially owning more than 5% of the Company's outstanding Common Stock; (b) each Director and Director nominee of the Company who is a stockholder of the Company; (c) each of the Named Executive Officers who is a stockholder of the Company; and (d) all executive officers and Directors of the Company as a group.

                                                                                    Amount and Nature
                                                                                      of Beneficial        Percent Of
                                                                                   Ownership of Common     Outstanding
                           Name of Beneficial Owner                                       Stock           Common Stock
-------------------------------------------------------------------------------    -------------------    ------------
RAB Europe Fund Limited, RAB Special Situations LP, RAB Partners Limited, RAB         5,450,000(2)              6.9%
    Capital plc, William Philip Richards, Michael Alen-Buckley, James
    Palmer(1)

Sofaer Capital Asian Hedge Fund, Sofaer Capital Global Hedge Fund, Sofaer            19,218,750(4)             22.9%
    Capital, Inc., Restructuring Investors Limited, Passlake Limited,
    Persistency(3)

Jawaharlal Gondi(5)                                                                   8,202,500(6)             10.6%

CURRENT DIRECTORS AND NOMINEES FOR DIRECTOR:

John C. Mihm                                                                            200,000(7)                *

Thomas Cavanagh                                                                       7,430,000(8),(6)          9.6%

Donald A. Juckett                                                                     7,430,000(9),(6)          9.6%

Randall D. Keys                                                                         200,000(10)               *

Tim Whyte                                                                                    --(11)              --

Thomas E. Williams                                                                      205,000(12)               *

CURRENT DIRECTOR, NOMINEE FOR DIRECTOR AND NAMED EXECUTIVE OFFICER:

Michael R. McElwrath                                                                    600,000(13)               *

OTHER NAMED EXECUTIVE OFFICERS:

Bruce N. Huff                                                                           280,000(14)               *

Garry R. Ward                                                                           240,000(15)               *

Alex Yang                                                                               480,000(16)               *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (10 PERSONS)                          9,835,000(17)            12.3%

----------
*     Less than 1%.

(1) The address for RAB Europe Fund Limited and RAB Partners Limited is P.O. Box 908 GT, Walker House, Mary Street, George Town, Grand Cayman. The address for RAB Special Situations LP, RAB Capital plc, William Philip Richards, Michael Alen-Buckley and James Palmer is No. 1 Adam Street, London W2CN 6LE, United Kingdom.

(2) Based on a Schedule 13G/A filed by the named beneficial owners on February 11, 2005. Includes 1,950,000 shares of Common Stock which the named beneficial owners may purchase pursuant to warrants that are currently exercisable. Each named beneficial owner has shared voting power and shared investment power with respect to the 5,450,000 shares of Common Stock.

(3) The address for Sofaer Capital Asian Hedge Fund and Sofaer Capital Global Hedge Fund is c/o Caledonian Bank & Trust Limited, as Trustee, Caledonian House, 69 Dr. Roy's Drive, P.O. Box 1043, George Town, Grand Cayman. The address of Sofaer Capital, Inc. is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands. The address of Restructuring Investors Limited is P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. The address of Passlake Limited is P.O. Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands. The address of Persistency is Ugland House, P.O. Box 309, George Town, Grand Cayman, British West Indies.

(4) Based on a Schedule 13D/A filed by the named beneficial owners on January 4, 2005. Includes 6,406,250 shares of Common Stock issuable upon the exercise of warrants. Sofaer Capital Asian Hedge Fund, Sofaer Capital Global Hedge Fund, Restructuring Investors Limited, Passlake Limited and Persistency have shared voting power with respect to 19,218,750 shares of Common Stock. In addition, Sofaer Capital Asian Hedge Fund and Sofaer Capital Global Hedge Fund may acquire an additional 300,000 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable held by an affiliate, Sofaer Capital, Inc. Additionally, Sofaer Capital Asian Hedge Fund, Sofaer Capital, Inc. and Sofaer Global Hedge Fund have shared investment power with respect to 7,800,000 shares of Common Stock. Restructuring Investors Limited may also acquire an additional 150,000 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable. Restructuring Investors Limited has sole investment power with respect to 3,900,000 shares of Common Stock. Passlake Limited has sole investment power with respect to 468,750 shares of Common Stock. Persistency has sole investment power with respect to 7,500,000 shares of Common Stock.

(5) The address for Jawaharlal Gondi is 37, Longfurlong Road, Rugby, Warwickshire, United Kingdom CV22 5QT.

(6) Based on a Schedule 13G/A filed by Jawaharlal Gondi on January 26, 2005. Mr. Gondi is the beneficial owner of 4,000,000 shares held by The Arthi Trust. Pursuant to a settlement agreement with the Company, Mr. Gondi executed a proxy giving Thomas Cavanagh and Donald A. Juckett shared voting power with respect to 7,230,000 shares of Common Stock. Jawaharlal Gondi still holds sole investment power with respect to the 7,230,000 shares. For further discussion of the terms of the settlement agreement and proxy, see "Certain Transactions -- Agreement with Former Director" contained herein.

(7) Includes 200,000 shares which John C. Mihm may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(8) Includes 200,000 shares which Thomas Cavanagh may purchase pursuant to options which are exercisable within 60 days of April 29, 2005. Mr. Cavanagh has informed the Company that he does not wish to stand as a nominee for election as a Director at the Meeting in order to permit him additional time to pursue his business endeavors.

(9) Includes 200,000 shares which Donald A. Juckett may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(10) Includes 200,000 shares which Randall D. Keys may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(11) Tim Whyte is the representative of the investor group comprised of Sofaer Capital Asian Hedge Fund, Sofaer Capital Global Hedge Fund, Sofaer Capital, Inc., Restructuring Investors Limited, Passlake Limited and Persistency. However, Mr. Whyte disclaims any beneficial ownership of the shares owned by this investor group. For further discussion, see "Certain Transactions -- Agreement with Certain Stockholders" contained herein.

(12) Includes 200,000 shares which Thomas E. Williams may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(13) Includes 600,000 shares which Michael R. McElwrath may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(14) Includes 280,000 shares which Bruce N. Huff may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(15) Includes 240,000 shares which Garry R. Ward may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(16) Includes 480,000 shares which Alex Yang may purchase pursuant to options which are exercisable within 60 days of April 29, 2005.

(17) Includes 2,600,000 shares which may be purchased pursuant to options which are exercisable within 60 days of April 29, 2005 by the directors and named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten-percent stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, Directors and greater than ten-percent stockholders for the year ended December 31, 2004 were complied with except that Sofaer Capital Global Hedge Fund, Sofaer Capital Asian Hedge Fund, Sofaer Capital, Inc., John C. Mihm, Thomas E. Williams, Garry R. Ward and Zhendong "Alex" Yang each filed a report on Form 3 late during the year.

PROPOSAL NO. 2 - APPROVAL OF RESTRUCTURING PLAN

      On March 15, 2005, the Board of Directors, upon the recommendation of management, approved the adoption of the Restructuring Plan, authorizing the Company (upon satisfaction of certain conditions) to transfer to Far East Energy (Bermuda), Ltd., a newly formed wholly-owned subsidiary organized under the laws of Bermuda ("FEEB"), all or substantially all of the Company's assets relating to its operations in The People's Republic of China (the "PRC"). After the consummation of the Restructuring Plan, the Company is not expected to own a significant amount of assets other than the outstanding capital stock of its subsidiaries, including FEEB, and cash and cash equivalents. In addition to being subject to stockholder approval, the implementation of the Restructuring Plan is subject to a number of conditions, including the receipt of all material consents and approvals from governmental authorities and other third parties. The Board of Directors may, in its discretion, terminate the Restructuring Plan. The Restructuring Plan is attached to this Proxy Statement as Exhibit B. The material features of the Restructuring Plan are described below, but such description should be read in conjunction with the Restructuring Plan attached to this Proxy Statement.

REASONS FOR THE RESTRUCTURING

      The Company believes that implementation of the Restructuring Plan may allow the Company to realize a variety of potential business, financial and strategic benefits. In particular, the Board of Directors is recommending the restructuring because it believes that the restructuring may, without any material change or effect in the overall operations of the Company or the location of the Company's facilities, allow the Company to realize the following benefits:

      - The Board of Directors believes the restructuring may help enhance business growth and implement its business strategy more effectively. Growth through the exploration and development of our properties in the PRC is a principal component of the Company's strategy. The establishment of FEEB will also facilitate centralization of management for all PRC operations and any foreign operations. Establishment of a single international holding company for our PRC operations and Yunnan Huayi Eco-tech Consulting Co., Ltd. ("Eco-tech") should position the Company for the more efficient implementation of its business strategy and future growth in the PRC;

      - The Board of Directors believes the restructuring may result in a more favorable corporate structure for expansion of the Company's current business by allowing FEEB the flexibility to obtain capital required for expansion from foreign, as well as U.S. sources;

      - The Board of Directors believes the restructuring could facilitate formation (and limitation of risks to the Company as a whole by helping insulate it from liabilities of its international operations) of joint ventures or other strategic alliances and business combinations which might not be available under the Company's existing organizational structure. For example, the restructuring could permit FEEB to merge with a foreign corporation having solely Chinese or other foreign operations in a nontaxable merger without subjecting the shareholders of the foreign corporation to potential U.S. federal income taxation. Further, although the Company has no present plan to sell or issue any securities in FEEB to any person, the isolation of the China assets in FEEB would provide the flexibility for FEEB to issue its debt or equity securities to investors who may value FEEB differently than the Company as a whole; and

      - The Board of Directors believes the restructuring could provide potential tax savings in future periods by structuring FEEB to take advantage of any tax incentives offered by the PRC or any other foreign location of future operations. Establishment of FEEB may facilitate deferral of US tax on international operations unless and until profits, if any, from those operations are repatriated to the U.S. However, the Company cannot give any assurance as to the amount of taxes it will pay as a result of or after the reorganization.

      Because substantially all of the Company's assets will be owned by FEEB and significant operations will be conducted by FEEB, the consummation of the Restructuring Plan would also limit the Company's exposure to liabilities to the assets of its subsidiaries engaged in the operations which give rise to those liabilities, to the extent provided by law and to the extent those liabilities are not otherwise assumed or guaranteed by the Company. Therefore, based on these potential benefits, the Board of Directors believes that the adoption of the Restructuring Plan will promote the interests of the Company and its stockholders. The implementation of the Restructuring Plan will have no effect on the presentation of the consolidated financial statements of the Company. The Company will continue to report its financial operations and condition on a consolidated basis.

RESTRUCTURING PLAN AND PROPOSED STRUCTURE

      Under the Restructuring Plan, the Company would transfer to FEEB, all or substantially all of the Company's assets relating to its operations in the PRC. The assets subject to the transfer would include (the "China Assets"):

      - all of the Company's agreements and contracts relating to the exploration of coalbed methane gas in the PRC, including its production sharing contract with China United Coalbed Methane Co. Ltd. ("CUCBM") for the Yunnan Province, PRC, its production sharing contracts with CUCBM and Phillips China Inc., a subsidiary of ConocoPhillips, Inc., for the Shanxi Province, PRC and its farmout agreements and escrow agreement relating to Shanxi Province;

      - all transferable permits and authorizations used in or relating to the exploration of coalbed methane gas;

      -     all tangible assets relating to the Company's operations in the PRC;
            and

      -     its equity interest in its wholly-owned subsidiary, Eco-tech.

      FEEB will assume all liabilities relating to the China Assets, but the Company expects that it will continue to be liable for most of the liabilities relating to its production sharing contracts and farmout agreements pursuant to guaranty agreements or similar arrangements. In addition to being subject to stockholder approval, the implementation of the Restructuring Plan is subject to a number of conditions discussed below in "Conditions to the Restructuring Plan," including receipt of all material consents and approvals with governmental authorities and other third parties. The Board of Directors may, in its discretion, terminate the Restructuring Plan.

      After consummation of the Restructuring Plan, FEEB would perform all of the Company's operating activities in the PRC. As a result, the Company will not have any significant operations or assets other than its ownership of the capital stock of subsidiaries and cash and cash equivalents. The Company would continue to perform management, finance and administrative functions. In addition, FEEB and the Company from time to time might engage in other transactions with each other, including making or receiving intercompany loans.

      The following diagrams show the present corporate structure of the Company and its subsidiaries and the structure that would result from the implementation of the proposed Restructuring Plan.

      Organization Prior to Restructuring

                                  [FLOW CHART]

      Proposed Organization Post-Restructuring

                                  [FLOW CHART]

      Pursuant to the Restructuring Plan, the Board of Directors retains the discretion to amend the Restructuring Plan, including determining which assets should be transferred; provided that no amendment to the Restructuring Plan will be made without the approval of the Company's stockholders if required under the laws of the State of Nevada and the articles of incorporation and the Amended and Restated Bylaws of the Company. The Company currently anticipates that, assuming stockholder approval of the Restructuring Plan and satisfaction of the conditions discussed below in "Conditions to the Restructuring Plan," the restructuring can be accomplished on or before December 31, 2005. Nevertheless, there can be no assurances that the conditions to the Restructuring Plan will be satisfied and the Board of Directors will determine to transfer the China Assets pursuant to the Restructuring Plan.

CONDITIONS TO THE RESTRUCTURING PLAN

      The implementation of the Restructuring Plan is subject to a number of conditions, including:

      - the approval and adoption of the Restructuring Plan by the stockholders;

      - the making of all filings with and the receipt of all material consents, approvals, authorizations and clearances required by any court or governmental or regulatory authority or other person to consummate the Restructuring Plan and necessary for FEEB to conduct its operations in the PRC, including the Ministry of Commerce, CUCBM and Phillips China Inc.;

      - the receipt of all national, provincial and local approvals, authorizations and clearances by Chinese tax authorities favorable to the Company as determined by the Board of Directors;

      - the absence of any order or injunction or legal restraint or prohibition that would prevent the consummation of the Restructuring Plan or would subject the transfer of the China Assets under the Restructuring Plan to a condition that the Board of Directors believes might have a material adverse effect on the Company or the China Assets; and

      - the absence of any event that the Board of Directors believes might have a material adverse effect on the China Assets, the Company or the ability to consummate the Restructuring Plan.

      No U.S. federal or state regulatory requirements must be complied with, nor must any U.S. federal or state governmental approval be obtained, in order to effectuate the Restructuring Plan (other than standard federal income tax reporting requirements). The transfer of the China Assets is subject to the approval of CUCBM, Phillips China Inc. and specified regulatory authorities in the PRC, including the Ministry of Commerce. The Company has begun to prepare and arrange for meetings with these regulatory authorities. There can be no assurances that these approvals will be obtained or any or all of the conditions will be satisfied.

TERMINATION OF THE RESTRUCTURING PLAN

      The Board of Directors, in its discretion, may terminate the Restructuring Plan at any time prior to its consummation. The Board of Directors may determine to terminate the Restructuring Plan for various reasons, including, among others, if any of the conditions to the Restructuring Plan are not achieved, the Company is unable to implement the Restructuring Plan at a time where the fair market value of the China Assets would not significantly exceed their costs so that no or minimal PRC income tax is imposed as a result of the restructuring, or the Board of Directors believes that the implementation of the Restructuring Plan would result in greater than anticipated costs to the Company.

EFFECTS OF RESTRUCTURING PLAN

      Use of China Assets Following Restructuring. The Company's operations concentrate on coalbed methane exploration and development in the Yunnan Province in Southern China and in the Shanxi Province in Northern China. Although pursuant to the Restructuring Plan, the Company would transfer legal and beneficial ownership of all or substantially all of its China Assets to FEEB, such assets would continue to be used by FEEB for the same purposes as are presently used by the Company.

      Effect on the Company's Financial Statements. The implementation of the Restructuring Plan will have no effect on the presentation of the consolidated financial statements of the Company. The Company will continue to report its financial operations and condition on a consolidated basis.

      No Effect on a Pro Forma Basis. If the Company was to prepare pro forma consolidated financial statements giving effect to the Restructuring Plan as of the beginning of the Company's fiscal year ended December 31, 2004 (or any prior year), there would not be any pro forma adjustments required to account for the effects of the Restructuring Plan. Rather, the effect of the Restructuring Plan will be that substantially all of the Company's losses from operations (on a consolidated basis) will be generated by FEEB, and the

Company's principal source of revenue (on an unconsolidated basis) will be any dividends from FEEB and its other operating subsidiaries, to the extent that such subsidiaries declare and pay dividends.

      Assumption of Liabilities. The China Assets transferred to FEEB will be transferred subject to all related liabilities and obligations. However, the Company expects that it will continue to be liable for most of the liabilities relating to its production sharing contracts and farmout agreements under guaranty agreements or similar arrangements.

      Effect on Stockholders. The outstanding stock of the Company would not be affected by consummation of the Restructuring Plan. Stockholders of the Company would continue to have the same voting, dividend and liquidation rights in the Company before and after implementation of the Restructuring Plan. However, stockholders of the Company would not be entitled to elect the board of directors of FEEB. Instead, stockholders of the Company would elect the Board of Directors of the Company, who would have overall responsibility for the management of the Company and FEEB. The Board of Directors would elect the directors of the Company's operating subsidiaries, including FEEB, which would be the sole stockholder of the subsidiaries. It is possible that FEEB may not be wholly-owned in the future, although the Company has no present plan to sell or issue any shares in FEEB to any person other than the Company and/or its direct and indirect wholly-owned subsidiaries. In the event FEEB were to so issue shares, the Company's stockholders would be subject to dilution, if such issuance were to any person or entity other than the Company (whether such issuance was in a public offering or a private placement).


      The following table provides a comparison of some of the rights of the Company's stockholders before and after the consummation of the Restructuring Plan. Shareholders are referred to as "members" under Bermuda law, but we use the term "shareholder" in this summary for ease of comparison.

           PROVISION                       BEFORE RESTRUCTURING                        AFTER RESTRUCTURING
------------------------------------------------------------------------------------------------------------------------
VOTING RIGHTS/ELECTION OF THE    Pursuant to the Company's Amended and      Because the Company will be the sole
BOARD OF DIRECTORS               Restated Bylaws, a stockholder of the      shareholder of FEEB, the Board of
                                 Company is entitled to one vote for each   Directors will hold all voting power
                                 share of the Company's common stock held   with respect to FEEB and will have the
                                 by such stockholder.  Stockholders are     sole power to elect the directors of
                                 entitled to elect the board of directors   FEEB.  The Company's stockholders will
                                 of the Company, and the board of           continue to not be entitled to any
                                 directors of the Company have overall      voting rights with respect to the
                                 responsibility for election of the board   Company's operating subsidiaries,
                                 of directors of its operating              including FEEB.  The Company's
                                 subsidiaries.                              stockholders will not be entitled to
                                                                            elect the board of directors of FEEB and
                                                                            would not be entitled to vote on amendments
                                                                            to FEEB's memorandum of association or
                                                                            bye-laws.

------------------------------------------------------------------------------------------------------------------------
INSPECTION OF BOOKS AND RECORDS  Under applicable Nevada law, a             Bermuda law provides the general public
                                 stockholder who has been a stockholder     with a right of inspection of a Bermuda
                                 for at least six months or who holds, or   company's public documents and provides
                                 is authorized in writing by holders of,    a Bermuda company's shareholders with a
                                 at least five percent of the outstanding   right of inspection of a Bermuda
                                 shares of any class or series of stock     company's bye-laws, minutes of general
                                 of the Company has the right, for any      meetings of shareholders and audited
                                 proper purpose and upon at least five      financial statements.
                                 days' written notice, to inspect the
                                 Company's articles of incorporation,       A Bermuda company's share register is
                                 bylaws and stock ledger.  This statutory   open to inspection by its shareholders
                                 right of the Company's stockholders to     and, upon payment of a small fee, by any
                                 inspect the books and records of the       other person.  A Bermuda company is
                                 Company may not extend to all or any of    required to keep at its registered
                                 the books and records of its operating     office a register of its directors and
                                 subsidiaries.                              officers that is open for inspection by
                                                                            members of the public without charge.

                                                                            Because FEEB is a separate legal entity of
                                                                            which the sole shareholder is the Company,
                                                                            the statutory right of the Company's
                                                                            stockholders to inspect the books and
                                                                            records of the Company may not extend to
                                                                            FEEB. However, because the Company is
                                                                            subject to the reporting requirements of the
                                                                            Exchange Act, certain information regarding
                                                                            the Company and its subsidiaries is
                                                                            available to

           PROVISION                       BEFORE RESTRUCTURING                        AFTER RESTRUCTURING
------------------------------------------------------------------------------------------------------------------------
                                                                            stockholders without resort to the
                                                                            statutory right to inspect the Company's
                                                                            books and records.

------------------------------------------------------------------------------------------------------------------------
MERGER/SALE OF ASSETS            Under applicable Nevada law, the sale,     The Companies Act permits an
                                 lease or exchange of all of the            amalgamation or merger between two or
                                 Company's assets, must be approved by      more Bermuda companies, or between one
                                 its board of directors and authorized by   or more Bermuda "exempted companies" and
                                 the affirmative vote of the holders of a   one or more foreign companies.  As
                                 majority of the shares of common stock     permitted by Bermuda law, subject to
                                 present or represented at the Meeting.     certain limitations with respect to
                                                                            business combinations with an interested
                                                                            shareholder, shareholders holding a majority
                                                                            of the shares voting at a meeting, and each
                                                                            class of shares present and voting at a
                                                                            meeting, is required to approve a merger.
                                                                            Under Bermuda law, FEEB will be considered
                                                                            an "exempted company" since it will be owned
                                                                            predominantly by non-Bermudians.

                                                                            Although the Company has no present
                                                                            intentions to cause FEEB to make further
                                                                            transfers of assets following implementation
                                                                            of the Restructuring Plan (other than to
                                                                            other subsidiaries and/or the Company), the
                                                                            Company will be the sole shareholder of FEEB
                                                                            and does not intend to seek approval from
                                                                            the stockholders of the Company of any
                                                                            subsequent dispositions of assets by FEEB or
                                                                            of the stock of any subsidiary (whether by
                                                                            amalgamation or merger or other business
                                                                            combination), unless such assets or stock to
                                                                            be transferred constitute all or
                                                                            substantially all of the assets of the
                                                                            Company and its subsidiaries, taken as a
                                                                            whole.

      Effect of Becoming a Holding Company. Upon full implementation of the Restructuring Plan, the Company will become principally a holding company, with its operations in China being conducted by FEEB, its newly-formed subsidiary. The Company will have no direct operations and no significant assets other than ownership of the capital stock of its subsidiaries and cash and cash equivalents. As the Company does not currently have a source of revenue, it will continue to rely on additional financing in order to continue the exploration and development in China and sustain its operating losses. However, because the Company will conduct its operations through its subsidiaries, if and when the commercial production of coalbed methane gas commences, the Company will depend on those entities for dividends and other payments to generate the funds necessary to meet its financial obligations and to pay dividends, if any, with respect to the Company's Common Stock. All of the Company's subsidiaries will be separate and independent legal entities and will have no obligation whatsoever to pay any dividends, distributions or other payments to the Company.

      Effects on Management. The proposed restructuring will not result in any changes in the current membership of the Board of Directors of the Company. Persons who are currently serving as officers of the Company may become officers and/or directors of FEEB. Although there are no plans to make any changes in compensation or benefits in connection with implementation of the Restructuring Plan, the Board of Directors retains discretion to adjust compensation and benefits as it deems appropriate.

      No Dissenters Rights. The holders of the Common Stock are not entitled to dissenters' rights in connection with the Restructuring Plan under the Nevada Revised Statutes, the Company's Articles of Incorporation or the Company's Amended and Restated Bylaws.

TAX CONSEQUENCES OF CONSUMMATION OF THE RESTRUCTURING PLAN

      U.S. Federal Income Tax Consequences of the Restructuring. The below discussion summarizes only the material U.S. federal income tax consequences of the transactions to be consummated pursuant to the Restructuring Plan (the "Transactions") and does not address any state, local or foreign tax consequences of the Transactions. The Company has neither requested nor received a ruling from the United States Internal Revenue Service or any state, local or foreign taxing authority as to the tax consequences of the Transactions.

      The Company's transfer of its equity interest in Eco-tech to FEEB and subsequent change in Eco-tech's entity classification to that of a disregarded entity for U.S. federal income tax purposes should qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). In addition, the Company's transfer of the China Assets, excluding the equity interest in Eco-tech (the "Other China Assets"), to FEEB should qualify as an exchange under Section 351(a) of the Tax Code. Transfers of assets and shares pursuant to either Section 368(a) or Section 351(a) of the Tax Code generally do not result in the recognition of gain or loss for U.S. federal income tax purposes. Special rules contained in Sections 904(f) and 367 of the Tax Code, however, will likely cause the Company to recognize gain on the transfer of the Other China Assets to FEEB to the extent of certain prior foreign losses of the Company (the "Foreign Loss Recapture Amount"). Company management believes that the Company's existing and available net operating losses will fully or substantially offset the Foreign Loss Recapture Amount, and therefore, no or minimal U.S. tax liability will result from the Transactions. The Company's net operating loss carryovers to future years will be reduced, however, by the Foreign Loss Recapture Amount.

      Chinese Tax Consequences of the Restructuring. It is expected that the Company's transfer of its equity interest in Eco-tech and the Other China Assets to FEEB will constitute taxable transactions under the laws and regulations of the PRC. Specifically, PRC Enterprise Income Tax at the rate of 33% (the "Enterprise Income Tax") will generally be imposed on the net gain, if any, attributable to the Company's transfer of the production sharing contracts and farmout agreements to FEEB. Although not subject to the Enterprise Income Tax, the Company's gain, if any, on the transfer of its equity interests in Eco-tech to FEEB generally will be subject to a 10% withholding tax.

      The Company will seek approval from the PRC tax authorities to transfer the China Assets to FEEB at their cost (or, alternatively, at a fair market value that minimally exceeds cost) so that there would be no, or minimal, PRC income tax imposed as a result of the Transactions. Written advance tax rulings are rarely available in the PRC. Therefore, Company representatives have met with relevant PRC national tax authorities who have indicated that they would consent to the transfer the China Assets at cost. Company representatives also plan to meet with local PRC tax authorities to obtain verbal consents and approvals to transfer the China Assets at cost (or, alternatively, at a fair market value that minimally exceeds cost) before consummating the Restructuring Plan. No assurances can be given that all necessary consents and approvals will be obtained.

      The Company's transfer of its equity interest in Eco-tech will be subject to a 0.05% PRC stamp duty. Due to the ambiguity of the tax regulations, the Company plans to seek clarification from the PRC tax authorities regarding whether the transfer of the production sharing contracts and farmout agreements will be subject to the 0.05% PRC stamp duty.

PRINCIPLE EXECUTIVE OFFICES

      The Company's principal executive offices are located at 400 North Sam Houston Parkway, Suite 205, Houston, Texas 77060 and its telephone number is
(832) 598-0470.

REQUIRED VOTE FOR THE RESTRUCTURING PLAN

      Section 78.565 of the Nevada Revised Statutes requires that the sale, lease or exchange of all of the Company's assets be approved by its Board of Directors and authorized by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting. Although it is unclear that the transfer of all or substantially all of the Company's assets to a wholly-owned subsidiary, which includes an assumption of liabilities by the subsidiary, falls within Section 78.565, there is no clear authority under Nevada law which would exempt such a transaction from Section 78.565's requirements. Accordingly, in order to ensure compliance with applicable law, the Board of Directors has determined to submit the Restructuring Plan to a binding stockholder vote.

      If the stockholders do not approve the Restructuring Plan, it will not be consummated. However, the submission of the Restructuring Plan to stockholders is not intended to affect the Company's right, under applicable Nevada law, to dispose of less than all or substantially all of its assets without stockholder approval. Thus, even if the Restructuring Plan is not approved by the stockholders, the Company may from time to time in the future transfer portions of its assets to subsidiaries or to third parties on terms and for consideration approved by the Board of Directors, subject to applicable Nevada law, without seeking stockholder approval.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RESTRUCTURING PLAN.

PROPOSAL NO. 3 - APPROVAL OF 2005 STOCK INCENTIVE PLAN

      On March 15, 2005, the Board of Directors, following recommendation by the Compensation Committee, adopted, subject to stockholder approval at the Meeting, the 2005 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to (1) aid the Company and its Subsidiaries and Affiliates (as defined in the Plan) in attracting, securing and retaining employees of outstanding ability, (2) attract members to the Board of Directors, (3) attract consultants to provide services to the Company and its Subsidiaries (as defined in the Plan) and Affiliates, as needed, and (4) motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of stock options and other stock-based awards.

      A copy of the Plan, as adopted by the Board of Directors, is attached to this Proxy Statement as Exhibit C. The principal features of the Plan are described below, but such description is qualified in its entirety by reference to the complete text of the Plan.

      The Plan will not become effective unless stockholder approval is obtained at the Meeting. The Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal. If the stockholders approve the proposal, the Plan will be effective as of the date of its adoption by the stockholders.

SUMMARY OF THE PLAN

      General. The Plan permits the granting of any or all of the following types of awards:

      - stock options, including incentive stock options ("ISOs") and non-qualified stock options;

      -     stock appreciation rights ("SARs");

      -     restricted stock;

      -     restricted stock units; and

      -     other stock-based awards.

The Plan provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 3,500,000 shares (subject to adjustment in accordance with the provisions under the caption "Adjustments Upon Certain Events" below), whether pursuant to ISOs or otherwise. The Plan also provides that the total number of shares of Common Stock that will be available for grants of ISOs is 2,600,000 shares and that the total number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards is 900,000 shares.

      The maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 1,500,000 shares. Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the Plan.

      Eligibility. Employees of the Company, its Subsidiaries and Affiliates and members of the Board of Directors, who from time to time are responsible for the management, growth and protection of the business of the Company and its Affiliates, and consultants to the Company and its Subsidiaries, are eligible to participate in the Plan. Currently, the Company, its Subsidiaries and Affiliates, have six Directors who are not employees, approximately eighteen employees and approximately four consultants.

      Administration. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select employees, Board members or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees, Board members or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the Plan. Members of the Compensation Committee are "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act and, if required, "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). The Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may authorize him or her to grant awards of up to an aggregate of 200,000 shares of Common Stock in each calendar year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or Covered Employees (as defined in the Plan), provided that the Chief Executive Officer must notify the Compensation Committee of any such grants.

      Adjustments Upon Certain Events. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to stockholders of shares of Common Stock other than regular cash dividends, the Compensation Committee shall make such substitution or adjustment, if any, as it deems equitable to prevent substantial dilution or enlargement of the rights granted to participants. In the event of a Change of Control (as defined in the Plan), if the Compensation Committee makes no provision for the assumption of outstanding awards by the successor corporation, then the award agreement shall provide whether (1) none, all or a portion of each award shall vest, (2) any option shall terminate as of a date fixed by the Compensation Committee which is at least 30 days after the notice thereof to the participant and shall give each participant the right to exercise his or her option as to all or any part of the shares, including shares as to which the option would not otherwise be exercisable, or (3) cause any award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled award as determined by the Compensation Committee. Notwithstanding the foregoing, for any award under the Plan that consists of deferred compensation subject to Section 409A of the Tax Code, the definition of Change of Control will be the definition set forth in Section 409A of the Tax Code and any subsequent guidance thereunder.

      Stock Options. The Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted. As of April 29, 2005, the closing price of the Common Stock was $0.99. The Compensation Committee will determine the term of each option, but no option shall be exercisable more than 10 years after the date of grant. Payment of the purchase price shall be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, or (5) through such other means as shall be prescribed in the award agreement. If a participant's service terminates by reason of death or Disability (as defined in the Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within 180 days after the date of death or Disability (or such other period of time not exceeding one year as is determined by the Compensation Committee at the time of grant). If a participant's service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within 90 days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without "cause" (as determined by the Compensation Committee) by the Company.

      Stock Appreciation Rights. The Compensation Committee has the authority under the Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.

      Other Stock-Based Awards. The Compensation Committee also has the authority under the Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards shall be determined by the Compensation Committee. Such other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Tax Code ("Performance-Based Awards"). Performance-Based Awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company's or a participant's performance between the date of grant and a pre-established future date. Performance criteria, the length of the performance period and time of payment of the

Performance-Based Award are established in writing by the Compensation
Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance measures to be used for purposes of awards to employees whose compensation is subject to Section 162(m) of the Tax Code must be chosen by the Compensation Committee from among the following:

      - earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

      -     net income;

      -     operating income;

      -     earnings per share;

      -     book value per share;

      -     return on stockholders' equity;

      -     expense management;

      -     return on investment before or after the cost of capital;

      -     improvements in capital structure;

      -     profitability of an identifiable business unit or product;

      -     maintenance or improvement of profit margins;

      -     stock price;

      -     market share;

      -     revenues or sales;

      -     costs;

      -     cash flow;

      -     working capital;

      - changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and

      -     return on assets.

      The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. To the degree consistent with Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes. The Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the Plan) for any fiscal year of the Company will be $1,000,000.

      Restricted Stock and Restricted Stock Units. The Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or a Subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant's service is terminated for any reason, the participant shall only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant's unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without "cause" (as determined by the Compensation Committee) by the Company. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock will be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable award agreement. Upon the vesting of the restricted stock unit, certificates for shares will be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the shares covered by the restricted stock unit.

      Amendments to the Plan. The Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, without the approval of the stockholders of the Company, would (except as in accordance with the provisions under the caption "Adjustments Upon Certain Events" above) increase the total number of shares reserved or change the maximum number of shares for which awards may be granted to any participant, or that otherwise would require stockholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law. Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee may amend the terms of the Plan or awards granted thereunder in order to conform such terms with the requirements of local law. In addition, the Compensation Committee may amend the Plan in such a manner, as it deems necessary or appropriate, to comply with the requirements of Section 409A of the Tax Code and any guidance issued thereunder.

      Transferability. Awards under the Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (ii) any trust in which these persons have more than 50% of the beneficial interest,
(iii) any foundation in which these persons or the participant control the management of assets and (iv) any other entity in which these persons or the participant own more than 50% of the voting interests. In addition, the Compensation Committee may waive the non-transferability provisions of the Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

      Federal Income Tax Consequences. The following is a discussion of certain U.S. federal income tax consequences relevant to participants in the Plan who are subject to federal income tax and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the Plan and does not address state, local or foreign tax consequences.

      A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the stock on the date of exercise over the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

      A participant who is granted an ISO satisfying the requirements of the Tax Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value over the option exercise price is, however, included in determining the participant's alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the "Holding Period"), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant's holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

      Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the participant. A participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within 30 days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

      The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an Award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

      Section 162(m) of the Tax Code. Section 162(m) of the Tax Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any executive officer who is named by the corporation on the last day of the taxable year, but exempts from this limitation "performance-based" compensation the material terms of which are disclosed and approved by stockholders. The Company has structured and intends to implement the Plan so that generally compensation to these executive officers resulting therefrom would be qualified performance-based compensation under Section 162(m) of the Tax Code and would not, therefore be subject to any deduction limitation under Section 162(m) of the Tax Code. However, the Company may, from time to time, award compensation to executive officers that is not deductible under
Section 162(m) of the Tax Code.

      Section 280G of the Tax Code. Under certain circumstances, the accelerated vesting or exercise of awards in connection with a Change of Control (as defined in the Plan) of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Tax Code. To the extent it is so considered, the grantee may be subject to a 20% exercise tax, and the Company may be denied a tax deduction.

      Section 409A of the Tax Code. The Company generally intends that, to the extent applicable, awards granted under this Plan shall comply with the provisions of Section 409A of the Tax Code. Options are granted so as not to be subject to Section 409A of the Tax Code. Other awards have been designed to automatically comply with Section 409A of the Tax Code. However, grantees of Performance-Based Awards may be permitted to elect to defer the payment of certain Performance-Based Awards. This deferral election is also intended to comply with Section 409A of the Tax Code. However, under certain circumstances the accelerated exercise or payment of awards subject to Section 409A of the Tax Code may subject the grantee to an increased tax rate and interest.

      Tax Summary. The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the Plan. Accordingly, holders of awards granted under the Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SARs, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an ISO) of any award.

      The Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Tax Code.

      Other. The amounts that will be received by participants in the future under the Plan are not yet determinable, as awards are at the discretion of the Compensation Committee.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN.

FORM 10-K AND FINANCIAL STATEMENTS AVAILABLE

      A COPY OF THE COMPANY'S 2004 FORM 10-K IS ENCLOSED. STOCKHOLDERS MAY REQUEST ANOTHER COPY OF THE FORM 10-K WITHOUT CHARGE UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY, 400 N. SAM HOUSTON PARKWAY EAST, SUITE 205, HOUSTON, TEXAS 77060. FINANCIAL STATEMENTS ARE ALSO ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549. ALTERNATIVELY, CURRENT AND PROSPECTIVE INVESTORS CAN ACCESS THE FORM 10-K FREE OF CHARGE BY LINKING DIRECTLY FROM THE COMPANY'S WEBSITE UNDER THE "INVESTOR RELATIONS--SEC FILINGS" CAPTION TO THE EDGAR DATABASE OF THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY'S WEBSITE CAN BE FOUND AT WWW.FAREASTENERGY.COM. THE

COMPANY WILL ALSO FURNISH ANY EXHIBIT TO THE 2004 FORM 10-K IF SPECIFICALLY REQUESTED.

ATTENDANCE AT THE MEETING BY PAYNE, FALKNER, SMITH & JONES, P.C.

      Payne, Falkner, Smith & Jones, P.C. served as the Company's independent registered public accounting firm for the year ended December 31, 2004. Representatives of Payne, Falkner, Smith & Jones, P.C. are expected to be present at the Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so. The Audit Committee intends to appoint the Company's independent registered public accounting firm for the year ending December 31, 2005 at a meeting later this year.

                                 OTHER BUSINESS

      The Board of Directors does not expect there will be presented at the Meeting, any business other than the election of the Directors, the approval of the Restructuring Plan and the approval of the Company's 2005 Stock Incentive Plan, as described above. If other matters properly come before the Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

      Please date, sign and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated as it will save the expense of further mailings.

                                             By order of the Board of Directors,

                                             /s/ Bruce N. Huff

                                             BRUCE N. HUFF
Houston, Texas                               Chief Financial Officer,
May 12, 2005                                 Secretary and Treasurer

                                                                       EXHIBIT A

[LOGO] FAR EAST ENERGY CORPORATION

           -- PARTNERS IN CLEAN ENERGY

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS

      ADOPTED AS OF SEPTEMBER 10, 2004

PURPOSE

The primary purposes of the committee are to oversee on behalf of the board of directors:

      - the company's accounting and financial reporting processes and the integrity of its financial statements;

      - the audits of the company's financial statements and the appointment, compensation, qualifications, independence and performance of the company's independent auditors; and

      -     the company's compliance with legal and regulatory requirements.

The committee also has the purpose of preparing the audit committee report that SEC rules require the company to include in its annual proxy statement.

The committee's function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the company's financial results and condition, nor the independent auditors of their responsibilities relating to the audit or review of financial statements.

ORGANIZATION

Number of members. The committee must consist of at least three directors. The board may designate a committee member as the chairperson of the committee, or if the board does not do so, the committee members will appoint a committee member as chairperson by a majority vote of the authorized number of committee members.

Independence. All committee members must have been determined by the board to be independent, as defined and to the extent required in the applicable SEC rules for purposes of audit committee membership.

Financial literacy. Each committee member must be financially literate upon appointment to the committee, as determined by the board in accordance with the listing standards. At all times there must be at least one committee member who, as determined by the board, meets the finance, accounting or comparable experience or background requirement of the listing standards. In addition, the committee must annually evaluate, and report to the company on timely basis to enable the company to disclose under applicable SEC rules, whether or not at least one committee member is an audit committee financial expert as defined in the SEC rules.

Appointment. Subject to any requirements of the listing standards, the board may appoint and remove committee members in accordance with the company's bylaws. Committee members will serve for such terms as the board may fix, and in any case at the board's will, whether or not a specific term is fixed.

INDEPENDENT AUDITORS AND THEIR SERVICES

Overall authority. The committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditors engaged by the company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the company. The independent auditors report directly to the committee. The committee's authority includes resolution of disagreements between management and the auditors regarding financial reporting and the receipt of communications from the auditors as may be required under professional standards applicable to the auditors.

Terms of audit and non-audit engagements. The committee must pre-approve all audit, review, attest and permissible non-audit services (including any permissible internal control-related services) to be provided to the company or its subsidiaries by the independent auditors. The committee may establish pre-approval policies and procedures in compliance with applicable SEC rules.

ANNUAL FINANCIAL REPORTING

As often and to the extent the committee deems necessary or appropriate, but at least annually in connection with the audit of each fiscal year's financial statements, the committee will:

1. Discuss financial statements and internal control reports with management. Review and discuss with appropriate members of management and, if appropriate, representatives of the independent auditors:

      -     the audited financial statements;

      -     related accounting and auditing principles and practices; and

      - management's assessment of internal control over financial reporting and the related report and attestation on internal control over financial reporting to be included in the company's annual report on Form 10-K (as and when these reports are required under SEC rules).

2. Critical accounting policy report. Timely request and receive from the independent auditors (before the filing of any audit report) the report or update required pursuant to applicable SEC rules, concerning:

      -     all critical accounting policies and practices to be used;

      - all alternative treatments within generally accepted accounting principles for policies and practices relating to material items that have been discussed with company management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

      - other material written communications between the independent auditors and company management, such as any management letter or schedule of unadjusted differences.

3. SAS 61 review. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as:

      - the quality and acceptability of the accounting principles applied in the financial statements;

      - new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions;

      - the selection, application and effects of critical accounting policies and estimates applied by the company;

      - issues raised by any "management" or "internal control" letter from the auditors, problems or difficulties encountered in the audit (including any restrictions on the scope of the work or on access to requested information) and management's response to such problems or difficulties, significant disagreements with management, or other significant aspects of the audit; and

      - any off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons, which may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

4. MD&A. Review with appropriate members of management and the independent auditors the intended disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the company's annual report on Form 10-K.

5. ISB 1 disclosure. Receive from the independent auditors a formal written statement of all relationships between the auditors and the company consistent with Independence Standards Board Standard No. 1.

6. Auditor independence. Actively discuss with the independent auditors any disclosed relationships or services that may impact their objectivity and independence, and take any other appropriate action to oversee their independence.

7. Recommend filing of audited financial statements. Recommend to the board of directors whether the company's annual report on Form 10-K to be filed with the SEC should include the audited financial statements.

QUARTERLY FINANCIAL REPORTING

The committee's quarterly review will normally include:

1. Quarterly review. Review and discuss the quarterly financial statements of the company and the results of the independent auditors' review of these financial statements with appropriate members of management and the independent auditors.

2. Discussion of significant matters with management. Review and discuss with company management and, if appropriate, the independent auditors, significant matters relating to:

      - the quality and acceptability of the accounting principles applied in the financial statements;

      - new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions;

      - the selection, application and effects of critical accounting policies and estimates applied by the company; and

      - any off-balance sheet transactions and relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

3. MD&A. Review and discuss the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the company's quarterly report on Form 10-Q with appropriate members of management and the independent auditors.

                                                                       EXHIBIT B

                       AGREEMENT AND PLAN OF RESTRUCTURING

      This Agreement and Plan of Restructuring (this "Agreement") is entered into this 11th day of May 2005 by and between Far East Energy Corporation, a Nevada corporation (the "Company"), and Far East Energy (Bermuda), Ltd., a Bermuda company ("FEEB").

      WHEREAS, the Board of Directors of the Company (a) has unanimously approved a restructuring plan, subject to the terms and conditions of this Agreement, authorizing the Company to transfer to FEEB all or substantially all of the Company's assets relating to its operations in The People's Republic of China (the "PRC") and (b) has unanimously recommended approval of such restructuring plan by, and directed that such restructuring plan be submitted to a vote of, the stockholders of the Company;

      WHEREAS, the Company and FEEB desire to enter into this Agreement to establish such restructuring plan on the terms and subject to the conditions set forth herein; and

      WHEREAS, the Company and FEEB intend for the transactions consummated pursuant to the restructuring plan to qualify, for U.S. federal income tax purposes, as a nontaxable exchange and as a nontaxable reorganization under Sections 351 and 368(a) of the Internal Revenue Code of 1986, as amended, respectively.

      NOW THEREFORE, in consideration of the premises and the mutual promises herein made, the parties agree as follows:

1.    DEFINITIONS.

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "Assigned Contracts" shall mean all contracts, commitments, agreements, leases, subleases, and rights thereunder, including all working interests or participation interests thereunder, and all guaranties and other similar arrangements to which the Company is a party or the Company or its assets is bound, in each case, which are used solely in connection with or benefiting solely the Company's operations relating to the exploration, development and production of coalbed methane gas in the PRC, including, but not limited to, the Company's production sharing contract with CUCBM for its projects in Yunnan Province, PRC, its production sharing contracts with CUCBM and Phillips China Inc., a subsidiary of ConocoPhillips, Inc., for its projects in Shanxi Province, PRC and the Company's farmout agreements and escrow agreement relating to its projects in Shanxi Province, PRC.

      "China Assets" shall mean all right, title and interest in and to the following assets of the Company: (a) all of the Assigned Contracts; (b) all transferable permits, licenses and authorizations used in or relating to the exploration, development and production of coalbed methane gas in the PRC; (c) all tangible assets relating to the Company's operations in the PRC; and (d) all equity interests in Yunnan Huayi Eco-tech Consulting Co., Ltd.

      "CUCBM" shall mean China United Coalbed Methane Co. Ltd.

      "Closing" shall have the meaning defined in Section 3.2.

      "Closing Date" shall mean the date and time as of which the Closing actually takes place.

2.    TRANSFER OF CHINA ASSETS.

      2.1 CHINA ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to transfer the China Assets to FEEB in exchange solely for common shares of FEEB. FEEB hereby agrees to be bound by, and assumes the payment, discharge, satisfaction and performance of, the Assigned Contracts after the Closing Date (collectively, the "Assumed Liabilities"). Notwithstanding the foregoing, the effectiveness of any such contribution, transfer and assumption of the Assigned Contracts shall be subject to the terms and conditions of Article 3. The Company will execute, acknowledge (if appropriate), and deliver to FEEB, such instruments of transfer, conveyance, and assignment and other documents necessary to transfer the China Assets to FEEB in accordance with, and subject to the terms of this Agreement.

      2.2 CONSENTS. To the extent that the transfer by the Company as contemplated hereunder of any of the Assigned Contracts requires a consent of any party or authority, and such consent has not been obtained prior to the Closing Date, each such Assigned Contract shall be deemed to be transferred pursuant to the provisions of this Agreement, without any further action required on the part of the Company or FEEB, effective as of the date FEEB receives notice from the Company of such consent. Effective as of such date, FEEB shall assume all of the obligations and liabilities related to such Assigned Contract. With respect to each such Assigned Contract, after the Closing Date and until such consent is obtained, the Company shall continue as either the prime or the nominal contracting party, but FEEB shall be the beneficial owner, or be entitled to the benefits, of such Assigned Contract after the Closing Date to the extent that the Company may transfer to FEEB such beneficial ownership or benefits without violating the terms of such Assigned Contract or applicable law, and FEEB agrees to perform at its sole expense all of the obligations of the Company to be performed under such Assigned Contract of which FEEB is the beneficial owner or is receiving the benefits.

      2.3 NO ASSUMPTION OF LIABILITIES. Except for the Assumed Liabilities, FEEB shall not assume or be responsible for any debts, liabilities, or obligations of the Company, whether known or unknown, or absolute, contingent or otherwise (including, but not limited to, any liabilities arising from any litigation involving or related to the Company). All debts, liabilities, and obligations of the Company shall continue after the Closing Date to be the debts, liabilities, and obligations of the Company.

3.    CONDITIONS PRECEDENT TO CLOSING; CLOSING.

      3.1 CONDITIONS PRECEDENT TO CLOSING. The Company's obligation to transfer the China Assets and FEEB's obligation to assume the Assumed Liabilities and to take the other actions required by this Agreement are subject to the satisfaction or waiver of the following conditions:

            (a) Stockholder Approval. This Agreement and the transfer of the China Assets contemplated by this Agreement shall have been approved and adopted by the affirmative vote of the stockholders of the Company in accordance with laws of the State of Nevada and the articles of incorporation and amended and restated bylaws of the Company ("Stockholder Approval").

            (b) Governmental, Regulatory and Other Material Third-Party Consents. All filings required to be made prior to the Closing with, and all material consents, approvals, authorizations and clearances required to be obtained prior to the Closing and necessary for the Company to transfer the China Asset to FEEB and for FEEB to conduct its operations in the PRC from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including from the Ministry of Commerce, CUCBM and Phillips China Inc. will have been made or obtained (as the case may be).

            (c) Tax Approvals and Clearances. The receipt of all applicable national, provincial and local approvals, authorizations and clearances by Chinese tax authorities favorable to the Company as determined by the Board of Directors of the Company.

            (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or subjecting the transfer of the China Assets under this Agreement to a condition that the Board of Directors of the Company believes might have a material adverse effect on the Company or the China Assets shall be in effect.

            (e) No Material Adverse Effect. No event that the Board of Directors of the Company believes might have a material adverse effect on the China Assets, the Company or the ability to consummate the transactions contemplated by this Agreement shall have occurred.

      3.2 CLOSING. The transfer of the China Assets (the "Closing") provided for in this Agreement will not take place until all of the conditions contained in
Section 3.1 have been satisfied or waived. In the event that any of such conditions are not satisfied or waived, the Board of Directors of the Company may, in its sole discretion, pursuant to Section 4.1, terminate this Agreement.

4.    TERMINATION, AMENDMENT AND WAIVER.

      4.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, whether before or after the Stockholder Approval, by action of the Board of Directors of the Company.

      4.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or FEEB.

      4.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after the Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment without additional approval of the Company's stockholders to the extent required under the laws of the State of Nevada and the articles of incorporation and amended and restated bylaws of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and FEEB.

      4.4 WAIVER. At any time prior to the Closing, the parties may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      4.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 4.1, shall, in order to be effective, require action by the Board of Directors of the Company. An amendment of this Agreement pursuant to Section 4.3 shall, in order to be effective, require action by the Boards of Directors of the Company and FEEB and, if applicable, the approval of the stockholders of the Company. A waiver pursuant to Section 4.4 shall, in order to be effective, require action by the Boards of Directors of the Company and FEEB.

5.    GENERAL PROVISIONS.

      5.1 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

      5.2 NO THIRD-PARTY RIGHTS. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      5.3 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      5.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

FAR EAST ENERGY CORPORATION

By: /s/ Michael R. McElwrath
   -----------------------------------------
Name: Michael R. McElwrath
     ---------------------------------------
Title: President and Chief Executive Officer
      --------------------------------------

FAR EAST ENERGY (BERMUDA), LTD.

By: /s/ Bruce N. Huff
   -----------------------------------------
Name: Bruce N. Huff
     ---------------------------------------
Title: Director
      --------------------------------------

                                                                       EXHIBIT C

                           FAR EAST ENERGY CORPORATION
                            2005 STOCK INCENTIVE PLAN

1.    PURPOSE OF THE PLAN

      The purpose of the Plan is to (i) aid the Company and its Subsidiaries and Affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract members to the Board, (iii) attract consultants to provide services to the Company and its Subsidiaries and Affiliates, as needed, and (iv) motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.    DEFINITIONS

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

            (b) Affiliate: Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company's stockholders, even if the Company thereafter owns less than 20% of the voting equity.

            (c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

            (d) Award Agreement: Any written agreement, contract, or other instrument or document evidencing an Award.

            (e) Beneficial Owner or Beneficially Owned: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

            (f) Board: The Board of Directors of the Company.

            (g) Change of Control: The occurrence of any of the following events:

                  (i) any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (ii) of this Section (2)(f);

                  (ii) the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the

      Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

                  (iii) the (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

                  (iv) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (ii) or
      (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                  (v) the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

Notwithstanding the foregoing, the definition of Change of Control for any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

            (h) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            (i) Committee: The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.

            (j) Company: Far East Energy Corporation, a Nevada corporation.

            (k) Covered Employee: An employee of the Company or its Subsidiaries who may be deemed to be a covered employee within the meaning of Section 162(m) of the Code.

            (l) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

            (m) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 25 of the Plan.

            (n) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

            (o) ISO: An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

            (p) LSAR: A limited stock appreciation right granted pursuant to
Section 8(d) of the Plan.

            (q) Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

            (r) Option: A stock option granted pursuant to Section 7 of the Plan.

            (s) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

            (t) Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

            (u) Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

            (v) Person: As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

            (w) Plan: The Far East Energy Corporation 2005 Stock Incentive Plan.

            (x) Restricted Stock: Restricted stock granted pursuant to Section 9 of the Plan.

            (y) Restricted Stock Unit: A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to
Section 9 of the Plan.

            (z) Securities Act: The Securities Act of 1933, as amended, or any successor thereto.

            (aa) Shares: Shares of common stock, par value $0.001 per Share, of the Company, as adjusted pursuant to Section 10 of the Plan.

            (bb) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

            (cc) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

            (dd) Termination of Service: A Participant's termination of service with the Company, its Subsidiaries and Affiliates. A Termination of Service of an employee of the Company or any Subsidiary shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Committee or in the case of transfers between locations of the Company or its Subsidiaries. In the case of "specified employees" (as described in Section 409A of the Code), distributions may not be made before the date which is six months after the date of termination of service (or, if earlier, the date of death of the participant). A specified employee is a "key employee" as defined in Section 416(i) of the Code without regard to Paragraph (5), but only if the Company has any stock which is publicly traded on an established securities market or otherwise.

3.    SHARES SUBJECT TO THE PLAN

      The maximum number of Shares with respect to which Awards may be granted under the Plan shall be 3,500,000 (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise. Of that number, not more than 2,600,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of ISOs pursuant to Section 7(d) hereof, and not more than 900,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of unrestricted Shares, Restricted Stock, Restricted Stock Units or any Other Stock-Based Awards pursuant to
Section 9 hereof. The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 1,500,000 (subject to adjustment in accordance with the provisions of Section 10 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

4.    ADMINISTRATION

      (a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the Committee shall consist solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto) and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted. Any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company's independent directors (within the meaning of such exchange or market or quotation system). The Committee may also delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

      (b) The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:

            (i) to select Participants to whom Awards may be granted;

            (ii) to determine the type or types of Awards to be granted to each Participant;

            (iii) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

            (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

            (v) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

            (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable; and

            (vii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

      (c) Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

      (d) The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an Award. With the approval of the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes. In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan sponsored by the Company or its Subsidiaries, Shares held by the Participant for more than six months.

      (e) If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 200,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or Covered Employees; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5.    ELIGIBILITY

      Employees of the Company, its Subsidiaries and Affiliates and members of the Board, who are from time to time responsible for, or contributes to, the management, growth and protection of the business of the Company and its Affiliates, and consultants to the Company and its Subsidiaries, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant. Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company or a Subsidiary; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

6.    LIMITATIONS

      No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.    TERMS AND CONDITIONS OF OPTIONS

      Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

      (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

      (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

      (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date shall be the date the Company receives a written notice of exercise in accordance with the terms of the Award Agreement and full payment for the Shares with respect to which the Option is exercised, together with (i) any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee, and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Participant for no less than six months, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (E) through such other means as shall be prescribed in the Award Agreement.

      (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under
Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. Notwithstanding Section 5 of the Plan, ISOs may be granted solely to employees of the Company and its Subsidiaries.

      (e) Exercisability Upon Termination of Service by Death or Disability. Upon a Termination of Service by reason of death or Disability, the Option may be exercised within 180 days (or such other period of time not exceeding one year as is determined by the Committee at the time of granting the Option) following the date of death or Termination of Service due to Disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of Disability, or in the case of death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case only to the extent the Participant was entitled to exercise the Option on the date of his or her Termination of Service by death or Disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her Termination of Service by death or Disability, or if he or she doe not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of an Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service due to death or Disability; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service due to death or Disability shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service due to death or Disability. Any such extension shall be designed to conform to the requirements of Section 409A of the Code so as to avoid the imposition of the additional income tax.

      (f) Effect of Other Termination of Service. Upon a Termination of Service for any reason (other than death or Disability), an unexercised Option may thereafter be exercised during the period ending 90 days after the date of such Termination of Service, but only to the extent to which such Option was vested and exercisable at the time of such Termination of Service. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Options held by a Participant if such Participant's Termination of Service is without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

      (g) Nontransferability of Stock Options. Except as otherwise provided in this Section 7(g), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant. An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Committee may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests ("Eligible Transferees"), provided that (i) the Award Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7(g) and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(g). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act (or any comparable or successor registration statement) from time to time in effect. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Service of Sections 7(e) and 7(f) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e) and 7(f).

8.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

      (a) Grants. The Committee also may grant a Stock Appreciation Right, independent of an Option, with respect to Shares that are traded or listed on an established stock exchange or market or quotation system.

      (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges or market or quotation systems. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.

      (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

      (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash as soon as practicable after the occurrence of the specified contingent event (but not later than March 15 of the year following the year in which such contingent event occurs) and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9.    OTHER STOCK-BASED AWARDS

      (a) Generally. The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, "Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

      (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted to Covered Employees in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Covered Employee's Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee, (i) at a time when the outcome for that performance period is substantially uncertain and (ii) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price;
(xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow;
(xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award to any Covered Employee with respect to a fiscal year of the Company shall be $1,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Covered Employee and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Covered Employee may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Covered Employee at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Covered Employee may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

      (c) Terms and Conditions of Restricted Stock and Restricted Stock Units.

            (i) Grant. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee. The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or a Subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

            (ii) Receipt of Restricted Stock. As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement. If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend on such Restricted Stock or in connection with a stock split of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

            (iii) Payments Pursuant to Restricted Stock Units. Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable Award Agreement. Upon the vesting of the Restricted Stock Unit, certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the Shares covered by the Restricted Stock Unit.

            (iv) Effect of Termination of Service. Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant's unvested Restricted Stock and Restricted Stock Units shall be forfeited. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant's Termination of Service is without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

10.   ADJUSTMENTS UPON CERTAIN EVENTS

      Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

      (a) Generally. Subject to any required action by the stockholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price per Share, as applicable, covered by outstanding Awards, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Company's common stock) or reclassification of the Company's common stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Other Stock-Based Awards under Section 9 of the Plan); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Any such adjustment shall be determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the Committee's determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.

      (b) Change of Control. In the event of a Change of Control, if the Committee makes no provision for the assumption of outstanding Awards by the successor corporation, then the Award Agreement shall provide whether (i) none, all or a portion of each Award shall vest, (ii) any Option shall terminate as of a date fixed by the Committee which is at least 30 days after the notice thereof to the Participant and shall give each Participant the right to exercise his or her Option as to all or any part of the Shares, including Shares as to which the Option would not otherwise be exercisable, or (iii) cause any Award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled Award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled Award as determined by the Committee.

11.   "LOCKUP" AGREEMENT

      The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise of such Award, without the prior written consent of the Company or such underwriters, as the case may be.

12.   LIMITATION OF LIABILITY

      Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

13.   AMENDMENTS OR TERMINATION

      (a) The Board or the Committee may terminate or discontinue the Plan at any time. The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, change the maximum number of Shares for which Awards may be granted to any Participant or modify the Plan in any other way to the extent stockholder approval is required by the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend or modify the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code (including, but not limited to, Sections 162(m) to preserve the deductibility of Awards and 409A to comply with its requirements so as to ensure any amounts paid or payable hereunder are not subject to the additional 20% income tax thereunder) or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change of Control.

      (b) Except as provided in Section 10 of the Plan or expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless mutually agreed otherwise between the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company.

14.   INTERNATIONAL PARTICIPANTS

      The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

15.   NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE

      Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company, a Subsidiary or any Affiliate to continue the employment or service of a Participant or lessen or affect the Company's, Subsidiary's or Affiliate's right to terminate the employment or service of such Participant.

16.   NOT COMPENSATION FOR BENEFIT PLANS

      No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

17.   UNFUNDED STATUS OF AWARDS

      The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

18.   NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

19.   SUCCESSORS AND ASSIGNS

      The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

20.   NONTRANSFERABILITY OF AWARDS

      Except as provided in Section 7(g) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 20 or any part thereof (except with respect to ISOs) to the extent that this Section 20 or any part thereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

21.   NO RIGHTS TO AWARDS, NO STOCKHOLDER RIGHTS

      No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any rights to dividends or other rights of a stockholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

22.   NO FRACTIONAL SHARES

      No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, including on account of any action under Section 10 of the Plan. In the case of Awards to Participants, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.   COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS

      The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, including the Securities Act and the Act, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law.

24.   SEVERABILITY

      If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

25.   CHOICE OF LAW

      The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

26.   CONFLICT

      To the extent the provisions of the Plan conflicts with the terms and conditions of any written agreement between the Company and a Participant, the terms and conditions of such agreement shall control.

27.   EFFECTIVENESS OF THE PLAN; TERM

      The Plan shall be effective upon its approval by the stockholders at the 2005 Annual Meeting of stockholders of the Company. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 13 of the Plan.

PROXY                                                                      PROXY

                           FAR EAST ENERGY CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 27, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby (1) acknowledges receipt of the notice, dated May 12, 2005, of the Annual Meeting of Stockholders of Far East Energy Corporation (herein called the "Company") to be held on Friday, May 27, 2005, at 10:00 a.m., local time, at the Company's offices, 400 Sam Houston Parkway East, Suite 205, Houston, Texas 77060, and the Proxy Statement, also dated May 12, 2005, in connection therewith, and (2) constitutes and appoints Michael R. McElwrath and Bruce N. Huff, and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of common stock, par value $0.001 per share, of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors of the Company recommends a vote FOR election of its six nominees for directors and FOR Proposals 2 and 3 set forth on the reverse side.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT THEREOF.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                           FAR EAST ENERGY CORPORATION
             PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING
                       DARK INK ONLY. [SOLID SQUARE BOX]

1. Election of Directors:      For      Withhold       For All      3. Proposal to approve the        For    Against    Abstain
   Nominees:                   All        All           Except         2005 Stock Incentive Plan.
(1) John C. Mihm               [ ]        [ ]            [ ]                                          [ ]      [ ]        [ ]
(2) Michael R. McElwrath
(3) Donald A. Juckett
(4) Randall D. Keys
(5) Tim Whyte
(6) Thomas E. Williams
Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee(s)
name(s) on the line below.

2. Proposal to approve the     For      Against        Abstain      4. In their discretion, the Proxies are authorized to
   Restructuring Plan.         [ ]        [ ]            [ ]           vote upon such other business as may properly come
                                                                       before the meeting.

                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW AT LEFT [ ]

                                                                                                         Date: __________________
                                                                    _____________________________________________________________
                                                                    _____________________________________________________________
                                                                                     Signature of Stockholder(s)

                                                                    When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor,
                                                                    guardian or trustee, please give full title as such. If a
                                                                    corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the
                                                                    enclosed envelope. No postage is required if mailed in the
                                                                    United States.

                            - FOLD AND DETACH HERE -

                            EVERY VOTE IS IMPORTANT.

      PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE
                               ENCLOSED ENVELOPE.